EXHIBIT 10.4

$250,000,000

CREDIT AGREEMENT

Dated as of April 28, 2010

among

SIERRA PACIFIC POWER COMPANY d/b/a
NV ENERGY,
as Borrower

and

THE LENDERS PARTY HERETO
and

BANK OF AMERICA, N.A.,
as Administrative Agent, Swingline Lender and an Issuing Bank

BANC OF AMERICA SECURITIES LLC,
WELLS FARGO SECURITIES, LLC,
RBS SECURITIES INC.,
as Joint Lead Arrangers and Joint Book Managers

WELLS FARGO BANK, NATIONAL ASSOCIATION
THE ROYAL BANK OF SCOTLAND PLC
each as a Syndication Agent

and

DEUTSCHE BANK SECURITIES INC.
JPMORGAN CHASE BANK, N.A.
each as a Documentation Agent

TABLE OF CONTENTS

Section 4.2	Procedures for Issuance and Amendment of Letters of Credit; Evergreen Letters of Credit..................34

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Exhibits

EXHIBIT A-1                                           Form of Revolving Note
EXHIBIT A-2                                           Form of Swingline Note
EXHIBIT A-3                                           Form of Notice of Revolving Borrowing
EXHIBIT A-4                                           Form of Notice of Swingline Borrowing
EXHIBIT B                                               Form of Notice of Conversion
EXHIBIT C                                               Form of Assignment and Assumption
EXHIBIT D                                              Form of Officer’s Certificate
EXHIBIT E                                               Form of Secretary’s Certificate
EXHIBIT F                                               Form of Mark-to-Market Exposure Certificate

Schedules

SCHEDULE 1.1(A)                                  Existing Letters of Credit
SCHEDULE 1.1(B)                                   Commitments and Percentages
SCHEDULE 7.1(c)                                    Legal Name, Etc.
SCHEDULE 7.1(d)                                   Consents, Authorizations, Filings and Notices
SCHEDULE 7.1(f)                                    Material Litigation
SCHEDULE 7.1(p)                                   Subsidiaries
SCHEDULE 8.1(d)                                   Contractual Obligations; Compliance with Law
SCHEDULE 8.2(b)(vi)                             Existing Liens
SCHEDULE 8.2(g)                                   Affiliate Transactions
SCHEDULE 11.2                                      Certain Addresses for Notices; Applicable Lending Offices

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THIS CREDIT AGREEMENT, dated as of April 28, 2010 is made by and among:

                                (i)            Sierra Pacific Power Company d/b/a NV Energy, a Nevada corporation (the “Borrower”),

(ii)           the banks and other financial institutions listed on the signature pages of this Agreement and the other Lenders (as hereinafter defined) and Issuing Banks (as hereinafter defined) from time to time party hereto, and

(iii)           Bank of America, N.A., as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) for the Lenders hereunder, as Swingline Lender and as an Issuing Bank.

PRELIMINARY STATEMENTS

The Borrower has requested that the Lenders provide credit facilities for the purposes set forth herein, and the Lenders are willing to do so on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.1       Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“Acquired Debt” means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Administrative Agent” has the meaning assigned to that term in the preamble hereto.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account, as set forth on Schedule 11.2 or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Aggregate Negative Mark-to-Market Exposure” means, as of any date of determination, an amount equal to the sum of the Negative Mark-to-Market Exposure existing on such date of determination under each Hedge Agreement without giving effect to any netting other than netting as between two or more Hedge Agreements each by and between the Borrower or any Subsidiary, on the one hand, and the same legal entity (or any Affiliate thereof), on the other hand, that is contractually available to the Borrower or such Subsidiary.

“Agreement” means this Credit Agreement, as amended, modified, restated, supplemented or replaced from time to time in accordance with the terms hereof.

“Applicable Lending Office” means, with respect to each Lender, (a) such Lender’s Domestic Lending Office, in the case of a Base Rate Loan, and (b) such Lender’s Eurodollar Lending Office, in the case of a LIBOR Rate Loan.

“Applicable Margin” means, with respect to Loans, Letters of Credit and the Commitment Fee, the corresponding percentages per annum as set forth below based on the applicable Secured Debt Ratings:

Level	Secured Debt Rating	Applicable LIBOR Rate Margin	Applicable Base Rate Margin	Commitment Fee	Letter of Credit Fee
I	A- or higher from S&P/A3 or higher from Moody’s	1.75%	0.75%	0.20%	1.75%
II	BBB+ from S&P/Baa1 from Moody’s	2.00%	1.00%	0.25%	2.00%
III	BBB from S&P/Baa2 from Moody’s	2.25%	1.25%	0.375%	2.25%
IV	BBB- from S&P/Baa3 from Moody’s	2.75%	1.75%	0.500%	2.75%
V	BB+ or lower from S&P/Ba1 or lower from Moody’s/unrated by S&P and Moody’s	3.00%	2.00%	0.625%	3.00%

In all cases in determining the Applicable Margin, the Commitment Fee and the Letter of Credit Fee, if the Secured Debt Ratings established by the Rating Agencies shall fall within different levels, the applicable Secured Debt Rating shall be based on the higher of the two applicable Secured Debt Ratings unless one of the two applicable Secured Debt Ratings is two or more levels lower than the other, in which case the applicable Secured Debt Rating shall be determined by reference to the level one lower than the higher of the two applicable Secured Debt Ratings.  The Applicable Margins, Commitment Fee and Letter of Credit Fee shall be increased or decreased in accordance with this definition upon any change in the applicable Secured Debt Rating, and such increased or decreased Applicable Margins, Commitment Fee and Letter of Credit Fee shall be effective from the date of announcement of any such new Secured Debt Rating until the next such change.  The Borrower agrees to notify the Administrative Agent promptly after each change in any Secured Debt Rating.  If the rating system of any Rating Agency shall change, or if any such Rating Agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the non-availability of Secured Debt Ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Applicable Margin, the Commitment Fee and the Letter of Credit Fee shall be determined by reference to the Secured Debt Rating most recently in effect prior to such change or cessation.

 “Applicable Rate” means:

(i)           in the case of each Base Rate Loan, a rate per annum equal at all times to the sum of the Base Rate in effect from time to time plus the Applicable Margin in effect from time to time; and

(ii)           in the case of each LIBOR Rate Loan comprising part of the same Borrowing, a rate per annum during each Interest Period equal at all times to the sum of the LIBOR Rate for such Interest Period plus the Applicable Margin in effect from time to time during such Interest Period.

“Approved Fund” means any Person (other than a natural Person), including, without limitation, any special purpose entity, that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business; provided, that such Approved Fund must be administered, managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

 “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.7), and accepted by the Administrative Agent, in substantially the form of Exhibit C or any other form approved by the Administrative Agent.

“Bank of America” means Bank of America, N.A., a national banking association.

“BAS” means Banc of America Securities LLC, in its capacity as a joint lead arranger and joint book manager.

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 1/2 of 1% and (c) the LIBOR Base Rate plus 1.0%.  Any change in the Base Rate due to a change in any of the foregoing will become effective on the effective date of such change in the Federal Funds Rate, the Prime Rate or the LIBOR Base Rate.

“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 3.5(b)(i).

“Board” means the Board of Governors of the Federal Reserve System of the United States of America (or any successor).

“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation, (b) with respect to a partnership, the Board of Directors of the general partner of the partnership and (c) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” has the meaning assigned to that term in the preamble hereto.

“Borrower Materials” has the meaning assigned to that term in Section 8.1(g).

“Borrowing” means a borrowing consisting of Loans of the same Type and in the case of LIBOR Rate Loans, having the same Interest Period, and made or Converted on the same day by the Lenders, ratably in accordance with their respective Percentages.  Any Borrowing consisting of Loans of a particular Type may be referred to as being a Borrowing of such “Type”.  All Loans of the same Type and, in the case of LIBOR Rate Loans, having the same Interest Period and made or Converted on the same day shall be deemed a single Borrowing hereunder until repaid or next Converted.

“Borrowing Limit” means, as of any date of determination, the lesser of (a) the Commitments and (b) an amount equal to (i) the Commitments minus (ii) Aggregate Negative Mark-to-Market Exposure as of the last day of the calendar month most recently ended as set forth in the certificate of a Responsible Officer of the Borrower delivered pursuant to Section 8.1(b)(iii); provided, that, (i) in no event shall the amount calculated in clause (b) above be less than 50% of the Commitments then in effect and (ii) with respect to the determination of the Borrowing Limit on the Closing Date, Aggregate Negative Mark-to-Market Exposure, if any, shall be as set forth in the certificate of a Responsible Officer of the Borrower delivered pursuant to Section 6.1(i).  For the avoidance of doubt, the Borrowing Limit shall be re-calculated as of each calendar month.

“Business Day” means (a) for all purposes other than as covered by clause (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, Charlotte, North Carolina or Dallas, Texas are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Rate Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, an Issuing Bank or the Swingline Lender (as applicable) and the Lenders, as collateral for LC Obligations, Obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if an Issuing Bank or Swingline Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) an Issuing Bank or the Swingline Lender (as applicable).  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means (a) United States dollars, (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition, (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any commercial bank having capital and surplus in excess of $500,000,000 and a Thomson Bank Watch Rating of “B” or better, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) commercial paper having the highest rating obtainable from Moody’s or S&P and in each case maturing within 270 days after the date of acquisition and (f) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.

“Change of Control” means the occurrence of any of the following events:  (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 20% of the outstanding common stock of NV Energy, Inc.; or (b) NV Energy, Inc. shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower (other than non-voting preferred Capital Stock of the Borrower in an amount not to exceed 10% of all Capital Stock of the Borrower; provided that such preferred Capital Stock may become voting upon an event of default with respect to such preferred stock) free and clear of all Liens.

“Closing Date” means April 28, 2010.

“Code” means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or modified from time to time.

“Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.1, (b) purchase participations in LC Obligations and (c) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1(B) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Commitment Fee” has the meaning assigned to that term in Section 2.2(a).

“Commitments” mean the Commitments of all the Lenders.  The aggregate principal amount of all the Commitments in effect on the Closing Date is TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000).

“Commonly Controlled Entity” means an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Consolidated Assets” means, at any date of determination, the total amount of consolidated assets of the Borrower and its Subsidiaries, as determined in accordance with GAAP.

“Consolidated Capital” means, at any date of determination, the sum of (a) Consolidated Indebtedness plus (b) Consolidated equity of the common stockholders of the Borrower and its Subsidiaries plus (c) trust-originated or partnership-originated preferred securities of the Borrower and its Consolidated Subsidiaries plus (d) Consolidated equity of the preference stockholders of the Borrower and its Subsidiaries plus (e) Consolidated equity of the preferred stockholders of the Borrower and its Subsidiaries, calculated as of such date, in the case of clauses (b) through (e) above, in accordance with GAAP.

“Consolidated Indebtedness” means, at any date of determination, without duplication, the aggregate Indebtedness of the Borrower and its Consolidated Subsidiaries; provided, however, that Consolidated Indebtedness shall not include junior subordinated debentures issued by the Borrower in connection with the issuance of (a) preferred trust securities or trust-issued preferred securities by any Trust Preferred Vehicle and (b) other similar trust-originated preferred securities by any Subsidiary of the Borrower; provided, that (i) the issuer of such preferred securities lends substantially all of the proceeds from such issuance to the Borrower in exchange for such junior subordinated debentures and (ii) substantially all of the assets of such issuer consist solely of such junior subordinated debentures and payments made from time to time in respect thereof.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Conversion”, “Convert” or “Converted” refers to a conversion of Loans of one Type into Loans of another Type, or to the selection of a new, or the continuation of the same, Interest Period for Loans, as the case may be, pursuant to Section 3.2.

“CPUC” means the California Public Utilities Commission or any successor agency.

“Debt Ratings Trigger” means the date which the Borrower shall have obtained a Secured Debt Rating of (a) BBB- or higher from S&P and (b) Baa3 or higher from Moody’s, in each case with a stable or better outlook.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any of the events specified in Section 9.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender” means, subject to Section 11.18(b), any Lender that, as reasonably determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swingline Loans, within three Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof or the exercise of control over a Lender or any direct or indirect parent thereof by a Governmental Authority or instrumentality thereof.

“Disposition” means, with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dollars” and the sign “$” each means lawful money of the United States.

“Domestic Lending Office” means, with respect to any Lender, the office of such Lender or Affiliate of such Lender specified as its “Domestic Lending Office” opposite its name on Schedule 11.2 hereto or in the Assignment and Assumption pursuant to which it became a Lender, or such other office of such Lender or Affiliate of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.7(b)(iii), (v), (vi) and (vii) (subject to such consents, if any, as may be required under Section 11.7(b)(iii)).

“Environmental Laws” means any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.  For the avoidance of doubt, the Nevada Renewable Energy Portfolio Standard shall not constitute an Environmental Law.

“Environmental Liability” means, with respect to any Person, any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of such Person or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Materials of Environmental Concern, (c) exposure to any Materials of Environmental Concern, (d) the release or threatened release of any Materials of Environmental Concern into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permits” means any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board, as in effect from time to time.

“Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender or Affiliate of such Lender specified as its “Eurodollar Lending Office” opposite its name on Schedule 11.2 hereto or in the Assignment and Assumption pursuant to which it became a Lender (or, if no such office or Affiliate is specified, its Domestic Lending Office), or such other office of such Lender or Affiliate of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.

“Eurodollar Reserve Percentage” means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve system (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” means any of the events specified in Section 9.1, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Evergreen Letter of Credit” means any Letter of Credit that, by its terms, provides that it shall be automatically renewed or extended for a stated period of time at the end of its then scheduled expiration date unless the applicable Issuing Bank notifies the beneficiary thereof prior to such expiration date that such Issuing Bank elects not to renew or extend such Letter of Credit.

“Excess Net Proceeds” has the meaning set forth in Section 8.2(d).

“Existing Letters of Credit” means each of the letters of credit set forth on Schedule 1.1(A).

“Existing SPPC Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of November 4, 2005 by and among Sierra Pacific Power Company, as the borrower, Wachovia Bank, National Association as the administrative agent, an issuing bank and a lender and the other lenders from time to time party thereto, as amended or otherwise modified from time to time.

“Extension of Credit” means, as to any Lender at any time, (a) an amount equal to the sum of (i) the Outstanding Amount of all Revolving Loans made by such Lender plus (ii) such Lender’s Percentage of the Outstanding Amount of all LC Obligations plus (iii) such Lender’s Percentage of the Outstanding Amount of all Swingline Loans or (b) the making of any Loan by such Lender or the issuance, extension or renewal of, or participation in, a Letter of Credit by such Lender.

“Federal Funds Rate” means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent.  If, for any reason, such rate is not available, then “Federal Funds Rate” shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m.  Rates for weekends or holidays shall be the same as the rate for the most immediately preceding Business Day.

“Fee Letters” means (a) that certain letter agreement, dated March 22, 2010, among the Borrower, NPC, Wells Fargo Bank, WFS, Bank of America and BAS, as amended from time to time, (b) that certain letter agreement, dated March 22, 2010, among the Borrower, NPC, RBS and RBS Securities, as amended from time to time and (c) that certain letter agreement, dated as of the date hereof, among the Borrower and Union Bank, as amended from time to time.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to an Issuing Bank, such Defaulting Lender’s Percentage of the outstanding LC Obligations other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“General and Refunding Mortgage Bonds” means, collectively, (a) the Borrower’s General and Refunding Mortgage Bonds, Series R, due on the Maturity Date, issued as of the Closing Date to the Administrative Agent under the General and Refunding Mortgage Indenture and any supplemental indenture or Officer’s Certificate related thereto, in the aggregate principal amount of $250,000,000, and (b) any additional General and Refunding Mortgage Bonds issued by the Borrower to the Administrative Agent under the General and Refunding Mortgage Indenture and any supplemental indentures or Officer’s Certificate related thereto in connection with any increase in the Commitments pursuant to Section 2.5, in each case as collateral securing the Obligations.

“General and Refunding Mortgage Indenture” means the General and Refunding Mortgage Indenture, dated as of May 1, 2001, between the Borrower and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York Mellon), as trustee, as the same may be amended, modified or supplemented from time to time.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, bureau, instrumentality, regulatory body, court, tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Hedge Agreements” means, with respect to any Person, the collective reference to any of the following: (a) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and any other agreements designed to protect such Person against fluctuations in interest rates with respect to Indebtedness incurred and not for purposes of speculation, (b) foreign exchange contracts and currency protection agreements entered into with one of more financial institutions designed to protect such Person against fluctuations in currency exchange rates with respect to Indebtedness incurred and not for purposes of speculation, (c) any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities used by such Person at the time and (d) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.  The term “Hedge Agreements”, for the avoidance of doubt, shall exclude any forward energy purchase or sale contracts or similar arrangements entered into by the Borrower or its Subsidiaries.

“Hedging Obligations” means, with respect to any Person, all existing or future payment and other obligations owing by such Person under any Hedge Agreement (which such Hedge Agreement is permitted hereunder) with any Person that is a Lender or an Affiliate of a Lender, in each case at the time such Hedge Agreement is executed.

“Honor Date” has the meaning assigned to that term in Section 4.3(a).

“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent (a) in respect of borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), (c) in respect of banker’s acceptances, (d) representing Capital Lease Obligations, (e) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable arising in the ordinary course of business that is (i) less than $1,000,000 or (ii) not more than one hundred twenty (120) days past due or (f) representing any Net Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Net Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.  The amount of any Indebtedness outstanding as of any date will be (x) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount, and (y) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Indemnitee” has the meaning assigned to that term in Section 11.4(b).

“Information” has the meaning assigned to that term in Section 11.8.

“Insolvency” means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA; and the term “Insolvent” shall have a correlative meaning (pertaining to a condition of Insolvency).

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Period” has the meaning assigned to that term in Section 3.3.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), or purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  If the Borrower or any Subsidiary of the Borrower sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Borrower such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Borrower, the Borrower will be deemed to have made an Investment on the date of any such sale or disposition.  The acquisition by the Borrower or any Subsidiary of the Borrower of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Borrower or such Subsidiary in such third Person.

“ISP98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the time of issuance of any Letter of Credit.

“Issuing Banks” means, collectively, Bank of America, Wells Fargo Bank and RBS, in their respective capacities as issuers of Letters of Credit under this Agreement (or any successors thereto) and “Issuing Bank” means any one of them.  Notwithstanding the foregoing, Union Bank shall be the Issuing Bank with respect to the Existing Letters of Credit.

“Issuing Bank Agreement” means, with respect to any Letter of Credit, the collective reference to (a) an agreement between an Issuing Bank and the Borrower, providing for the issuance of one or more Letters of Credit, in support of (i) the Borrower’s obligations owing to gas, electric power or other energy suppliers or (ii) other general corporate activities of the Borrower and (b) any other document, agreement and instrument entered into by such Issuing Bank and the Borrower (or any Subsidiary) or in favor of such Issuing Bank and relating to any such Letter of Credit.  In the event of any conflict between the terms of this Agreement and the terms of any Issuing Bank Agreement, the terms of this Agreement shall control and such conflicting terms under such Issuing Bank Agreement shall be of no force or effect.

“Joint Lead Arrangers” means the collective reference to BAS, Wells Fargo Securities and RBS Securities in their respective capacities as joint lead arrangers and joint book managers.

“LC Advance” means, with respect to each Lender, such Lender’s funding of its participation in any LC Borrowing in accordance with its Percentage.

“LC Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving Loans.

“LC Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“LC Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all LC Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.4.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP98, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lenders” means the banks and other financial institutions listed on the signature pages hereof as lenders (including, without limitation, any Issuing Bank), each Eligible Assignee that shall become a party hereto pursuant to Section 11.7 and, as the context requires, the Swingline Lender.

“Letter of Credit” means (a) any letter of credit issued hereunder and (b) any Existing Letter of Credit.  A Letter of Credit may be a commercial or direct pay letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the applicable Issuing Bank.

“Letter of Credit Expiration Date” means with respect to any Letter of Credit the earlier of (a) one (1) year after the date of issuance of such Letter of Credit and (b) five (5) Business Days prior to the Maturity Date.

“Letter of Credit Fee” has the meaning assigned to that term in Section 4.8.

“Letter of Credit Sublimit” means, as of any date of determination, the lesser of (a) the greater of (i) ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000) and (ii) fifty percent (50%) of the aggregate amount of the Commitments then in effect and (b) the Commitments.  The Letter of Credit Sublimit is part of, and not in addition to, the Commitments.

“LIBOR Base Rate” means:

(a) for any Interest Period with respect to a LIBOR Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to the applicable Interest Period, as published by Reuters at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%).  If, for any reason, such rate is not available, then the “LIBOR Base Rate” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period.  Each calculation by the Administrative Agent of the LIBOR Base Rate shall be conclusive and binding for all purposes, absent manifest error; and

(b) for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a term of one month commencing that day, as published by Reuters at approximately 11:00 a.m. (London time) two (2) Business Days prior to the date of determination (rounded upward, if necessary, to the nearest 1/100th of 1%).  If, for any reason, such rate is not available, then the “LIBOR Base Rate” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on the date of determination for a term equal to one month.  Each calculation by the Administrative Agent of the LIBOR Base Rate shall be conclusive and binding for all purposes, absent manifest error.

“LIBOR Rate” means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =                                        LIBOR Base Rate
1.00-Eurodollar Reserve Percentage

“LIBOR Rate Loan” means any Loan bearing interest at a rate based upon the LIBOR Rate.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Loan” means an extension of credit by a Lender to the Borrower under Article III in the form of a Revolving Loan or a Swingline Loan.

“Loan Documents” means this Agreement, any Note, each Subsidiary Guarantee, if any, each Issuing Bank Agreement, the Officer’s Certificate, the General and Refunding Mortgage Bonds and each Fee Letter, and each other document, instrument, certificate and agreement executed and delivered by the Borrower or any Subsidiary thereof in connection with this Agreement, including any certificates provided pursuant to this Agreement (excluding any Hedge Agreement and any Treasury Management Agreement), all as may be amended, restated, supplemented or otherwise modified from time to time.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent, the Issuing Banks or the Lenders hereunder or thereunder.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

“Maturity Date” means April 28, 2013.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Mortgaged Property” has the meaning assigned to that term in the General and Refunding Mortgage Indenture.

“Multiemployer Plan” means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Negative Mark-to-Market Exposure” means the mark-to-market exposure of the Borrower or any of its Subsidiaries in connection with a Hedge Agreement with any current Lender or Affiliate of a current Lender (or any Person that was a Lender or Affiliate of a Lender at the time such Hedge Agreement was executed) that would cause a liability to the Borrower or any such Subsidiary, as calculated by the Borrower and provided in a certificate to the Administrative Agent pursuant to Section 8.1(b)(iii) or Section 6.1(i), in each case in form and substance reasonably acceptable to the Administrative Agent.

“Net Hedging Obligations” means, as of any date, any net obligations associated with the Termination Value of any such Hedge Agreement on such date.

“Net Proceeds” means the aggregate cash proceeds received by the Borrower or any Subsidiary in respect of any Disposition, net of (a) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); it being understood that “Net Proceeds” shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by the Borrower or any Subsidiary in any Disposition.

“Note” or “Notes” means the Revolving Notes and the Swingline Note, individually or collectively, as appropriate.

“Notice of Borrowing” means a Notice of Revolving Borrowing or a Notice of Swingline Borrowing, as the case may be.

“Notice of Revolving Borrowing” has the meaning assigned to that term in Section 3.1(a).

“Notice of Swingline Borrowing” has the meaning assigned to that term in Section 3.8(b).

“NPC” means Nevada Power Company d/b/a NV Energy, a Nevada corporation.

“NPC Credit Agreement” means that certain Credit Agreement, dated as of the Closing Date, by and among NPC, as the borrower, Wells Fargo Bank, as the administrative agent, swingline lender, an issuing bank and a lender and the other lenders and issuing banks from time to time party thereto, as amended or otherwise modified.

“OECD” means the Organization for Economic Cooperation and Development.

“Obligations” means the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities (including any Hedging Obligations and any Treasury Management Obligations) of the Borrower to (a) the Administrative Agent, (b) any Issuing Bank, (c) the Swingline Lender, (d) any Lender and (e) in the case of Hedging Obligations and Treasury Management Obligations, (i) any current Lender or Affiliate of any current Lender and (ii) any Person who was a Lender or an Affiliate of any Lender at the time the applicable Hedge Agreement or Treasury Management Agreement was executed, in each case, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Note, any Letter of Credit, any other Loan Document, any Hedge Agreement between the Borrower and (x) any current Lender or any Affiliate of a current Lender or (y) any Person who was a Lender or Affiliate of a Lender at the time such Hedge Agreement was executed, any Treasury Management Agreement between the Borrower and (x) any current Lender or any Affiliate of a current Lender or (y) any Person who was a Lender or Affiliate of a Lender at the time such Treasury Management Agreement was executed, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent, any Issuing Bank or any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Certificate” means an “Officer’s Certificate” (as defined in the General and Refunding Mortgage Indenture) setting forth the terms of each series of the General and Refunding Mortgage Bonds, executed by a duly authorized officer of the Borrower and authenticated by the trustee under the General and Refunding Mortgage Indenture.

“Outstanding Amount” means (a) with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date; and (b) with respect to any LC Obligations on any date, the amount of such LC Obligations on such date after giving effect to any LC Credit Extension occurring on such date and any other changes in the aggregate amount of the LC Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Participant” has the meaning assigned to that term in Section 11.7(d).

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“Payment Amounts” has the meaning assigned to that term in Section 9.1(e).

“PBGC” means, the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Percentage” means with respect to any Lender at any time, with respect to such Lender’s Commitment at any time, the percentage of the Commitments represented by such Lender’s Commitment at such time; provided that if the commitment of each Lender to make Revolving Loans and the obligation of the Issuing Banks to make LC Credit Extensions have been terminated pursuant to Section 9.2 or if the Commitments have expired, then the Percentage of each Lender shall be determined based on the Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.  The initial Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.1(B) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Permitted Business” has the meaning assigned to that term in Section 8.2(d)(viii)(C)(2).

“Permitted Liens” has the meaning assigned to that term in Section 8.2(b).

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan” means, at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning assigned to that term in Section 8.1(g).

“Prime Rate” means, at any time, the rate of interest per annum publicly announced or otherwise identified from time to time by Bank of America at its principal office in Charlotte, North Carolina as its prime rate.  Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs.  The parties hereto acknowledge that the rate announced publicly by Bank of America as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Pro Forma Basis” means, with respect to compliance with Section 8.2(a) or Section 8.2(e), for purposes of calculating the financial covenant set forth in Section 8.3, the incurrence of Indebtedness or the declaring or making of a Restricted Payment shall be deemed to have occurred as of the last day of the most recent fiscal quarter period preceding the date of such incurrence of Indebtedness or declaring or making of such Restricted Payment for which financial statements were delivered pursuant to Section 8.1(a).

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“PUCN” means the Public Utilities Commission of Nevada, or any successor agency.

“Public Lender” has the meaning assigned to that term in Section 8.1(g).

“Rating Agencies” means the collective reference to S&P and Moody’s.

“RBS” means The Royal Bank of Scotland plc.

“RBS Securities” means RBS Securities Inc. in its capacity as a joint lead arranger and joint book manager.

“Register” has the meaning assigned to that term in Section 11.7(c).

“Regulation U” means Regulation U of the Board as in effect from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, employees and agents of such Person and of such Person’s Affiliates.

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.

“Request for Credit Extension” means (a) with respect to a Borrowing of Revolving Loans, a Notice of Revolving Borrowing, (b) with respect to an LC Credit Extension, a Letter of Credit Application, (c) with respect to a Borrowing of Swingline Loans, a Notice of Swingline Borrowing and (d) with respect to a conversion or continuation of Loans, a Notice of Conversion.

“Required Lenders” means, at any time, Lenders holding in the aggregate more than 50% of (a) the unfunded Commitments, the outstanding Loans, LC Obligations and participations therein or (b) if the Commitments have been terminated, the outstanding Loans, LC Obligations and participations therein.  The unfunded Commitments of, and the outstanding Loans, LC Obligations and participations therein and in Swingline Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.  Any determination of those Lenders constituting the Required Lenders shall be made by the Administrative Agent and shall be conclusive and binding on all parties absent manifest error.

“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Responsible Officer” means the chief executive officer, president, senior vice-president, vice-president, chief financial officer, treasurer or assistant treasurer of the Borrower, but in any event, with respect to financial matters, the chief financial officer or the treasurer of the Borrower.

“Restricted Payments” has the meaning assigned to such term in Section 8.2(e).

“Revolving Credit Termination Date” means the earlier to occur of (i) the Maturity Date and (ii) the date of termination or reduction in whole of the Commitments pursuant to Section 2.3 or Section 9.2.

“Revolving Loan” means a loan by a Lender to the Borrower pursuant to Section 3.1 (or deemed made pursuant to Section 4.4) and refers to a Base Rate Loan or a LIBOR Rate Loan (each of which shall be a “Type” of Loan).  All Loans by a Lender of the same Type, having the same Interest Period and made or Converted on the same day shall be deemed to be a single Revolving Loan by such Lender until repaid or next Converted.

“Revolving Note” means any promissory note of the Borrower payable to the order of a Lender (and, if requested, its registered assigns), evidencing the Revolving Loans made by such Lender, substantially in the form of Exhibit A-1, and any amendments, supplements, and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof; in whole or in part and “Revolving Notes” means any or all of the foregoing.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a person or entity resident in or determined to be resident in a country, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.

“SEC” means the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

“Secured Debt Rating” means, as of any date of determination, the Borrower’s senior secured long term debt rating as determined by each of the Rating Agencies to be in effect as of such date.

“Single Employer Plan” means any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Solvent” means, with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.  For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

 “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Debt” means any debt (including without limitation any guarantee) that is subordinated to the prior payment of the Loans and other Obligations.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantee” means any Guarantee of the Loans and other Obligations to be executed by any Subsidiary of the Borrower pursuant to Section 8.2(n).

“Subsidiary Guarantor” means any Subsidiary of the Borrower that executes a Subsidiary Guarantee, and its successors and assigns.

“Swingline Lender” means Bank of America, in its capacity as a provider of Swingline Loans, or any successor swingline lender hereunder.

“Swingline Loan” has the meaning set forth in Section 3.8(a).

“Swingline Note” means the promissory note of the Borrower payable to the order of the Swingline Lender (and, if requested, its registered assigns), evidencing the Swingline Loans made by the Swingline Lender, substantially in the form of Exhibit A-2, and any amendments, supplements, and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof; in whole or in part.

“Swingline Sublimit” means the lesser of (a) TWENTY-FIVE MILLION DOLLARS ($25,000,000) and (b) the Commitments.  The Swingline Sublimit is part of, and not in addition to, the Commitments.

“Termination Value” means, in respect of any one or more Hedge Agreements after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreement, (x) for any date on or after the date such Hedge Agreement has been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (y) for any date prior to the date referenced in clause (x), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreement, as determined based upon one or more readily available quotations provided by any recognized dealer in such Hedge Agreement (which may include a Lender or any Affiliate of a Lender).  Notwithstanding the foregoing, any calculation of the aggregate Termination Value shall exclude any Termination Value of Hedge Agreements that are accounted for by the Borrower as regulatory assets or liabilities or risk management assets or liabilities pursuant to Financial Accounting Standards Board Statement No. 71.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, all Swingline Loans and all LC Obligations.

“Trading With the Enemy Act” has the meaning assigned to that term in Section 7.1(y).

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Management Obligations” means with respect to any Person, all existing or future payment and other obligations owing by such Person under any Treasury Management Agreement with any Person that is a Lender or an Affiliate of a Lender, in each case at the time such Treasury Management Agreement is executed.

“Trust Preferred Vehicle” means any trust, the only assets of which are Subordinated Debt of the Borrower, and which are substantially similar (except for such changes to the terms of any such trust preferred vehicle to adopt terms that are customary in the trust preferred vehicles market at the time of formation of any such trust preferred vehicle) to trust preferred vehicles of the Borrower entered into within the five (5) years immediately preceding the Closing Date.

“Type” has the meaning assigned to such term (i) in the definition of “Revolving Loan” when used in such context and (ii) in the definition of “Borrowing” when used in such context.

“Union Bank” means Union Bank, N.A.

“Unreimbursed Amount” has the meaning assigned to that term in Section 4.3(a).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wells Fargo Bank” means Wells Fargo Bank, National Association, a national banking association, and its successors.

“WFS” means Wells Fargo Securities, LLC, in its capacity as a joint lead arranger and joint book manager.

Section 1.2           Computation of Time Periods; Construction.

(a)           Unless otherwise indicated, each reference in this Agreement to a specific time of day is a reference to Eastern Standard Time or Eastern Daylight Time, as applicable.  In the computation of periods of time under this Agreement, any period of a specified number of days or months shall be computed by including the first day or month occurring during such period and excluding the last such day or month.  Unless the context requires otherwise, in the case of a period of time “from” a specified date “to” or “until” a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

(b)           The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes”, and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

Section 1.3           Accounting Matters.

(a) All accounting terms not specifically defined herein shall be construed in accordance with GAAP, applied in a manner consistent with those applied in the preparation of the financial statements referred to in Section 8.1(a).

(b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c)  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.4           Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuing Agreement related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II

COMMITMENTS

Section 2.1           Commitments.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans to the Borrower in Dollars from time to time on any Business Day during the period from the Closing Date to the Revolving Credit Termination Date in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the Borrowing Limit and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Percentage of the Outstanding Amount of all LC Obligations plus such Lender’s Percentage of the Outstanding Amount of all Swingline Loans shall not exceed such Lender’s Commitment.  Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.1, prepay under Section 5.3, and reborrow under this Section 2.1.  Revolving Loans may be Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as further provided herein, provided, however, all Borrowings made on the Closing Date shall be made as Base Rate Loans.

Section 2.2            Fees.

(a)           The Borrower shall pay to the Administrative Agent, for the account of each Lender in accordance with its Percentage, a commitment fee (the “Commitment Fee”) at a rate per annum equal to the product of (i) the Applicable Margin times (ii) the actual daily amount by which the Commitments exceed the sum of (y) the Outstanding Amount of Revolving Loans and (z) the Outstanding Amount of LC Obligations.  The Commitment Fee shall accrue at all times from the Closing Date until the Revolving Credit Termination Date, including at any time during which one or more of the conditions in Article VI is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Revolving Credit Termination Date; provided, that (A) no Commitment Fee shall accrue on the Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (B) any Commitment Fee accrued with respect to the Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender.  The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.  For purposes of clarification, Swingline Loans shall not be considered outstanding for purposes of determining the unused portion of the Commitments.

(b)           In addition to the fees provided for in subsection (a) above and Sections 4.8 and 4.9, the Borrower shall pay to the Administrative Agent, for its own account, such other fees as are provided for in the Fee Letters, in the amounts and at the times specified therein.

Section 2.3            Reduction of the Commitments.

(a)           The Commitments (i) shall be automatically and permanently terminated on the Revolving Credit Termination Date and (ii) shall be automatically reduced by any and all Excess Net Proceeds in accordance with Section 8.2 (d).

(b)           The Borrower may, upon at least three (3) Business Days’ prior written notice to the Administrative Agent (which shall promptly distribute copies thereof to the Lenders), terminate in whole or reduce ratably in part the unused portions of the Commitments (which termination or reduction (as the case may be), upon its effectiveness, shall be permanent and irrevocable); provided that (i) any such partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) any reduction shall reduce the Letter of Credit Sublimit, if applicable, in accordance with the terms of such definition.  Subject to Section 2.2(a), all Commitment Fees accrued until the effective date of any termination of the Commitments shall be paid on the effective date of such termination.

(c)           The Borrower may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than three Business Days’ prior notice to such Defaulting Lender and the Administrative Agent (which will promptly notify the other Lenders thereof) and the Commitments shall be reduced by such amount; provided that (i) at the time of such termination, no Default or Event of Default has occurred and is continuing (or the Required Lenders consent to such termination), (ii) the Borrower shall pay to the Defaulting Lender all amounts then owed to it and (iii) such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the Swingline Lender, the Issuing Banks or any Lender may have against such Defaulting Lender.

(d)           Each permanent reduction pursuant to this Section shall be accompanied by a payment of principal of the Loans sufficient to reduce the aggregate Outstanding Amount of all Revolving Loans, LC Obligations and Swingline Loans, as applicable, after such reduction to the amount of the Commitments as so reduced, and if the Commitments as so reduced is less than the aggregate Outstanding Amount of all LC Obligations, the Borrower shall be required to deposit Cash Collateral in a Cash Collateral account opened by and under the control of the Administrative Agent in an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit.  Such Cash Collateral shall be applied in accordance with Section 9.2(b).  Any reduction of the Commitments to zero shall be accompanied by payment of all outstanding Loans (and furnishing of Cash Collateral satisfactory to the Administrative Agent for the Outstanding Amount of all LC Obligations) and shall result in the termination of the Commitments.  Such Cash Collateral shall be applied in accordance with Section 9.2(b).  If the reduction of the Commitments requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.4 hereof.

(e)           No repayment or prepayment or reduction pursuant to this Section shall affect any of the Borrower’s obligations under any Hedge Agreement or any Treasury Management Agreement.

Section 2.4            Computations of Outstandings.  Whenever reference is made in this Agreement to the principal amount outstanding on any date under this Agreement, such reference shall refer to the sum of (i) the Outstanding Amount of all Revolving Loans on such date plus (ii) the Outstanding Amount of all LC Obligations on such date plus (iii) the Outstanding Amount of all Swingline Loans on such date, in each case after giving effect to all Extensions of Credit to be made on such date and the application of the proceeds thereof.  At no time shall the principal amount outstanding under this Agreement exceed the

Borrowing Limit then in effect.  References to the unused portion of the Commitments shall refer to the excess, if any, of the Commitments over the principal amount outstanding hereunder; and references to the unused portion of any Lender’s Commitment shall refer to such Lender’s Percentage of the unused Commitments.

Section 2.5           Optional Increase of the Commitments.  At any time following the Closing Date, the Borrower shall have the right, in consultation with the Administrative Agent, from time to time and upon not less than thirty (30) days prior written notice to the Administrative Agent to request an increase in the Commitments; provided, that:

(a)           no Default or Event of Default shall have occurred and be continuing or would result from any such requested increase or Extension of Credit made on the date of such increase;

(b)           the Borrower shall provide the Administrative Agent with a certificate of a Responsible Officer dated as of the date of such increase in form and substance substantially similar to the certificate delivered under Section 8.1(b)(i) demonstrating pro forma compliance with the covenant contained in Section 8.3 after giving effect to any Extensions of Credit made on the date of such increase;

(c)           each increase in Commitments shall be in an aggregate principal amount of at least $10,000,000 or a whole multiple of $5,000,000 in excess thereof, or in each case if less, the remaining principal amount of increases to Commitments that are available under this Section 2.5 (after giving effect to all prior increases pursuant to this Section 2.5);

(d)           the aggregate amount of all increases to the Commitments made pursuant to this Section 2.5 shall not exceed ONE HUNDRED MILLION DOLLARS ($100,000,000);

(e)           increases in Commitments pursuant to this Section 2.5 (i) shall not increase or otherwise affect the Swingline Sublimit and (ii) shall increase the Letter of Credit Sublimit, if applicable, in accordance with the terms of such definition;

(f)           the Commitment of any Lender shall not be increased without the approval of such Lender;

(g)           in connection with each proposed increase, the Borrower may solicit commitments from (i) any Lender (provided, that no Lender shall have an obligation to commit to all or a portion of the proposed increase) or (ii) any third party financial institutions that are Eligible Assignees that are reasonably acceptable to the Administrative Agent, the Issuing Banks, the Swingline Lender and the Borrower (a “New Lender”);

(h)           the Loans made or Letters of Credit issued in respect of any increase in Commitments pursuant to this Section 2.5: (i) will rank pari passu in right of payment and security with the other Loans made and Letters of Credit issued hereunder and shall constitute and be part of the “Obligations” arising under this Agreement, and (ii) shall have the same pricing and tenor as the other Loans and Letters of Credit hereunder;

(i)           in the event that any existing Lender or any New Lender commits to such requested increase, (i) any New Lender will execute an accession agreement to this Agreement, in form and substance acceptable to the Administrative Agent, (ii) the Commitment of any existing Lender which has committed to provide any of the requested increase shall be increased by such amount, (iii) the Percentages of the Lenders shall be adjusted, and (iv) other changes shall be made to the Loan Documents as may be necessary to reflect the aggregate amount, if any, by which the Lenders have agreed to increase their respective Commitments or New Lenders have agreed to or make new Commitments in response to the Borrower’s request for an increase pursuant to this Section 2.5, and which other changes do not adversely affect the rights of those Lenders not participating in any such increase;

(j)           with respect to each increase in the Commitments, the Borrower will issue to the Administrative Agent General and Refunding Mortgage Bonds, in form and substance similar to the General and Refunding Mortgage Bonds issued to the Administrative Agent on the Closing Date in accordance with the provisions of Section 6.1(g), in an aggregate principal amount equal to the difference between the principal amount of the Commitments (after giving effect to such increase and any prior increases or permanent reductions to the Commitments) and the outstanding principal amount of General and Refunding Mortgage Bonds previously issued to the Administrative Agent as collateral support for the Obligations; and

(k)           with respect to each increase in the Commitments, the Borrower shall provide evidence, in form and substance satisfactory to the Administrative Agent, of new or supplemental regulatory approval by the PUCN and the CPUC (if applicable) and any other applicable regulatory body, in each case authorizing the issuance of long-term debt securities in an aggregate principal amount equal to such new issuance of General and Refunding Mortgage Bonds and/or the principal amount of such increase, as applicable.

ARTICLE III

LOANS

Section 3.1            Revolving Loans.

(a)           The Borrower may request a Borrowing of Revolving Loans (other than a Conversion) by delivering a notice (a “Notice of Revolving Borrowing”) to the Administrative Agent no later than 1:00 p.m. on the third Business Day prior to the date of the proposed Borrowing or, in the case of Base Rate Loans, on the same Business Day of the proposed Borrowing.  The Administrative Agent shall give each Lender prompt notice of each Notice of Revolving Borrowing.  Each Notice of Revolving Borrowing shall be in substantially the form of Exhibit A-3, appropriately completed and signed by a Responsible Officer of the Borrower, and shall specify the requested (i) date of such Borrowing (which shall be a Business Day, but in no event later than the Business Day immediately preceding the Maturity Date), (ii) Type of Loans to be made in connection with such Borrowing, (iii) Interest Period, if any, for such Loans and (iv) amount of such Borrowing.  Each proposed Borrowing shall conform to the requirements of Sections 3.3 and 3.4.

(b)           Each Lender shall, before 3:00 p.m. on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s Office, in same day funds, such Lender’s Percentage of such Borrowing.  After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article VI, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent’s Office. Notwithstanding the foregoing, unless the Administrative Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such Percentage available to the Administrative Agent on the date of such Borrowing in accordance with the first sentence of this subsection (b), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.

(c)           If and to the extent that any Lender shall not have made available to the Administrative Agent, in accordance with subsection (b) above, such Lender’s Percentage of any Borrowing, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand corresponding amounts (not to exceed the aggregate amount that such Lender failed to make available to the Administrative Agent), together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Loans made in connection with such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate.  Within the limits of each Lender’s Commitment and the Borrowing Limit and subject to the other terms and conditions set forth in this Agreement for the making of Loans, the Borrower may request (and the Lenders shall honor) one or more additional Borrowings of Revolving Loans from the other Lenders to fund such repayment to the Administrative Agent.  If a Lender shall repay to the Administrative Agent such corresponding amount in full (with interest as above provided), (x) the Administrative Agent shall apply such corresponding amount and interest to the repayment to the Administrative Agent (or repayment of Revolving Loans made to fund such repayment to the Administrative Agent), and shall make any remainder available to the Borrower and (y) such amount so repaid shall be deemed to constitute such Lender’s Revolving Loan, made as part of such Borrowing for purposes of this Agreement as if funded concurrently with the other Revolving Loans made as part of such Borrowing. The failure of any Lender to make the Revolving Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on the date of any Borrowing.

(d)           The Extensions of Credit made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(e)           Any Lender may request that its Commitment hereunder be evidenced by a Revolving Note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a Revolving Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns), substantially in the form of Exhibit A-1.  Each Lender may attach schedules to its Revolving Notes and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.  Upon the request of the Swingline Lender, the Borrower shall prepare, execute and deliver to the Swingline Lender a Swingline Note payable to the order of the Swingline Lender (or, if requested by the Swingline Lender, to the Swingline Lender and its registered assigns), substantially in the form of Exhibit A-2.  In addition to the accounts and records referenced above in this subsection (e), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender or participations in Letters of Credit and

Swingline Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 3.2            Conversion of Loans.  The Borrower may from time to time Convert any Loan (or portion thereof) of any Type to one or more Loans of the same or any other Type by delivering a notice of such Conversion (a “Notice of Conversion”) to the Administrative Agent no later than 1:00 p.m. on (x) the third Business Day prior to the date of any proposed Conversion into a LIBOR Rate Loan and (y) the same Business Day as to the date of any proposed Conversion into a Base Rate Loan.  The Administrative Agent shall give each Lender prompt notice of each Notice of Conversion.  Each Notice of Conversion shall be in substantially the form of Exhibit B and shall specify (i) the requested date of such Conversion, (ii) the Type of, and Interest Period, if any, applicable to, the Loans (or portions thereof) proposed to be Converted, (iii) the requested Type of Loans to which such Loans (or portions thereof) are proposed to be Converted, (iv) the requested initial Interest Period, if any, to be applicable to the Loans resulting from such Conversion and (v) the aggregate amount of Loans (or portions thereof) proposed to be Converted.  Each proposed Conversion shall be subject to the provisions of Sections 3.3 and 3.4.

Section 3.3            Interest Periods.  The period between the date each LIBOR Rate Loan is made and the date of payment in full of such Loan shall be divided into successive periods (“Interest Periods”) for purposes of computing interest applicable thereto. The initial Interest Period for each such Loan shall begin on the day such Loan is made, and each subsequent Interest Period shall begin on the last day of the immediately preceding Interest Period for such Loan.  The duration of each Interest Period shall be 1, 2, 3, or 6 months as the Borrower may select in accordance with Section 3.1 or 3.2, or such shorter period as requested by the Borrower and consented to by all Lenders (other than Defaulting Lenders), as applicable; provided, however:

                                                (a)           the Borrower may not select any Interest Period that ends after the Maturity Date;

(b)           whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

(c)           any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

Section 3.4            Other Terms Relating to the Making and Conversion of Loans.

(a)           Notwithstanding anything in Section 3.1 or 3.2 to the contrary:

(i)           each Borrowing of Revolving Loans (other than a Borrowing deemed made under Section 4.3) shall be in an aggregate amount not less than (A) in the case of LIBOR Rate Loans, $5,000,000 (or such lesser amount as shall be equal to the Commitments on such date, after giving effect to all of the other Extensions of Credit to be made to the Borrower on such date) or an integral multiple of $1,000,000 in excess thereof (or such lesser amount as shall be equal to the Commitments on such date, after giving effect to all of the other Extensions of Credit to be made to the Borrower on such date), or (B) in the case of Base Rate Loans, $1,000,000 or an integral multiple of $500,000 in excess thereof, and shall consist of Loans of the same Type, having the same Interest Period and made or Converted on the same day by the Lenders ratably according to their respective Percentages;

(ii)           the Borrower may request that more than one Borrowing be made on the same day;

(iii)           at no time shall more than ten (10) different Borrowings comprising LIBOR Rate Loans be outstanding hereunder;

(iv)           no LIBOR Rate Loan may be Converted on a date other than the last day of the Interest Period applicable to such Loan unless the corresponding amounts, if any, payable to the Lenders pursuant to Section 5.4(b) are paid within two (2) Business Days after the Administrative Agent or any Lender provides written notice to the Borrower as to amounts owing under Section 5.4(b) in connection with such Conversion;

(v)           if the Borrower shall either fail to give a timely Notice of Conversion pursuant to Section 3.2 in respect of any Loans or fail, in any Notice of Conversion that has been timely given, to select the duration of any Interest Period for Loans to be Converted into LIBOR Rate Loans in accordance with Section 3.3, such Loans shall, on the last day of the then existing Interest Period therefor, automatically Convert into, or remain as, as the case may be, Base Rate Loans; and

(vi)           if, on the date of any proposed Conversion, any Event of Default shall have occurred and be continuing, all Loans then outstanding shall, on such date, automatically Convert into, or remain as, as the case may be, Base Rate Loans.

(b)           If any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Applicable Lending Office to perform its obligations hereunder to make, or to fund or maintain, LIBOR Rate Loans hereunder, (i) the obligation of such Lender to make, or to Convert Loans into, LIBOR Rate Loans for such Borrowing or any subsequent Borrowing from such Lender shall be forthwith suspended until the earlier to occur of the date upon which (A) such Lender shall cease to be a party hereto and (B) it is no longer unlawful for such Lender to make, fund or maintain LIBOR Rate Loans, and (ii) if the maintenance of LIBOR Rate Loans then outstanding through the last day of the Interest Period therefor would cause such Lender to be in violation of such law, regulation or assertion, such Lender may require the Borrower to either prepay or Convert all LIBOR Rate Loans from such Lender within five Business Days after the Borrower’s receipt of such notice, and if the Borrower shall not have so prepaid or Converted such LIBOR Rate Loans by such fifth Business Day, then such LIBOR Rate Loans shall be deemed automatically Converted to Base Rate Loans on such fifth Business Day.  Promptly upon becoming aware that the circumstances that caused such Lender to deliver such notice no longer exist, such Lender shall deliver notice thereof to the Administrative Agent (but the failure to do so shall impose no liability upon such Lender).  Promptly upon receipt of such notice from such Lender (or upon such Lender’s assigning all of its Commitments, Loans, participation and other rights and obligations hereunder to an Eligible Assignee), the Administrative Agent shall deliver notice thereof to the Borrower and the Lenders and such suspension shall terminate.  Prior to any Lender giving notice to the Administrative Agent or the Borrower under this subsection (b), such

Lender shall use reasonable efforts to change the jurisdiction of its Applicable Lending Office, if such change would avoid such unlawfulness and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

(c)           If the Required Lenders shall, at least one (1) Business Day before the date of any requested Borrowing, notify the Administrative Agent that the LIBOR Rate for LIBOR Rate Loans to be made in connection with such Borrowing will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective LIBOR Rate Loans for such Borrowing, the right of the Borrower to select LIBOR Rate Loans for such Borrowing and any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Loan to be made or Converted in connection with such Borrowing shall be a Base Rate Loan.

(d)           If any Lender shall have delivered a notice to the Borrower or the Administrative Agent as described in Section 3.4(b) or Section 3.6, or shall become a Defaulting Lender under Section 3.1(c) or Section 4.4, and if and so long as such Lender shall not have withdrawn such notice or corrected such non-performance in accordance with Section 3.1(c), Section 3.4(b), Section 3.6, or Section 4.4, the Borrower or the Administrative Agent may demand that such Lender assign in accordance with Section 11.7, to one or more Eligible Assignees designated by the Borrower or the Administrative Agent, all (but not less than all) of such Lender’s Commitments, Loans, participation and other rights and obligations hereunder; provided that any such demand by the Borrower during the continuance of a Default or an Event of Default shall be ineffective without the consent of the Required Lenders.  If, within 30 days following any such demand by the Administrative Agent or the Borrower, any such Eligible Assignee so designated shall fail to consummate such assignment on terms reasonably satisfactory to such Lender, or the Borrower and the Administrative Agent shall have failed to designate any such Eligible Assignee, then such demand by the Borrower or the Administrative Agent shall become ineffective, it being understood for purposes of this provision that such assignment shall be conclusively deemed to be on terms reasonably satisfactory to such Lender, and such Lender shall be compelled to consummate such assignment forthwith, if such Eligible Assignee (i) shall agree to such assignment in substantially the form of the Assignment and Assumption attached hereto as Exhibit C and (ii) shall tender payment to such Lender in an amount equal to the full outstanding dollar amount accrued in favor of such Lender hereunder (as computed in accordance with the records of the Administrative Agent), including, without limitation, all accrued interest and fees and, to the extent not paid by the Borrower, any payments required pursuant to Section 5.4(b).

(e)           Each Notice of Borrowing and Notice of Conversion shall be irrevocable and binding on the Borrower.  In the case of any Borrowing which the related Notice of Borrowing or Notice of Conversion specifies is to be comprised of LIBOR Rate Loans, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure by the Borrower to fulfill, on or before the date specified in such Notice of Borrowing or Notice of Conversion for such Borrowing, the applicable conditions (if any) set forth in this Article III (other than failure pursuant to the provisions of Section 3.4(c) hereof) or in Article VI, including any such loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender when such Loan, as a result of such failure, is not made on such date.

Section 3.5            Repayment of Loans; Interest.

(a)           Principal.

(i)            Revolving Loans.  The Borrower shall repay the outstanding principal amount of the Revolving Loans on the Maturity Date.

(ii)            Swingline Loans.  The Borrower shall repay each Swingline Loan on the earlier to occur of (A) ten (10) Business Days after the Swingline Loan is made, (B) the date within one (1) Business Day of demand therefor by the Swingline Lender and (C) the Maturity Date.

(b)           Interest.  The Borrower shall pay interest on the unpaid principal amount of each Loan owing to each Lender from the date of such Loan until such principal amount shall be paid in full, at the Applicable Rate for such Loan, payable as follows:

(i)           Base Rate Loans.  If such Loan is a Base Rate Loan (including a Swingline Loan), interest thereon shall be payable quarterly in arrears on the last day of each March, June, September and December, on the date of any Conversion of such Base Rate Loan, on the date such Base Rate Loan shall become due and payable or shall otherwise be paid in full and on the Maturity Date.

(ii)           LIBOR Rate Loans.  If such Loan is a LIBOR Rate Loan, interest thereon shall be payable on the last day of each Interest Period for such Loan and, if the Interest Period for such Loan has a duration of more than three months, on that day of each third month during such Interest Period that corresponds to the first day of such Interest Period (or, if any such month does not have a corresponding day, then on the last day of such month) and on the Maturity Date.

Section 3.6          Additional Interest on LIBOR Rate Loans.  The Borrower shall pay to the Administrative Agent, for the account of each Lender, any costs actually incurred by such Lender with respect to LIBOR Rate Loans that are attributable to such Lender’s compliance with regulations of the Board requiring the maintenance of reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities.  Such costs shall be paid to the Administrative Agent for the account of such Lender in the form of additional interest on the unpaid principal amount of each LIBOR Rate Loan of such Lender, from the date of such LIBOR Rate Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBOR Rate for the Interest Period for such LIBOR Rate Loan from (ii) the rate obtained by dividing such LIBOR Rate by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such LIBOR Rate Loan (but in no event earlier than ten (10) Business Days after the Borrower’s receipt of the certificate referred to in the last sentence of this Section 3.6).  Such additional interest shall be determined by such Lender and notified to the Borrower through the Administrative Agent.  A certificate as to the amount of such additional interest and giving a reasonable explanation and calculation thereof shall be submitted to the Borrower and the Administrative Agent by such Lender and shall be conclusive and binding for all purposes, absent manifest error.

Section 3.7          Default Rate.   Subject to Section 9.3, (i) immediately upon the occurrence and during the continuance of an Event of Default under Section 9.1(a) or (f), or (ii) at the election of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, (A) the Borrower shall no longer have the option to request LIBOR Rate Loans or Letters of Credit, (B) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the Applicable Rate with respect to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate per annum equal to two percent (2%) in excess of the Applicable Rate with respect to Base Rate Loans, and (C) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the Applicable Rate with respect to Base Rate Loans.  Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

Section 3.8           Swingline Loans.

(a)           Subject to the terms and conditions set forth herein, the Swingline Lender may, in its discretion and in reliance upon the agreements of the other Lenders set forth in this Section 3.8, make loans (each such loan, a “Swingline Loan”) to the Borrower from time to time on any Business Day prior to the Revolving Credit Termination Date in an aggregate amount not to exceed at any time outstanding the amount of the Swingline Sublimit; provided, however, that after giving effect to any Swingline Loan, (i) the Total Revolving Outstandings shall not exceed the Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Percentage of the Outstanding Amount of all LC Obligations, plus such Lender’s Percentage of the Outstanding Amount of all Swingline Loans shall not exceed such Lender’s Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 3.8, prepay under Section 5.3, and reborrow under this Section 3.8.  Each Swingline Loan shall be a Base Rate Loan.  Immediately upon the making of a Swingline Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Lender’s Percentage times the amount of such Swingline Loan.

(b)           Borrowing Procedures.  The Borrower may request a Borrowing of Swingline Loans by delivering a notice (a “Notice of Swingline Borrowing”) to the Swingline Lender and the Administrative Agent no later than 1:00 p.m. on the same Business Day of the proposed Borrowing.  Each Notice of Swingline Borrowing shall be in substantially the form of Exhibit A-4, appropriately completed and signed by a Responsible Officer of the Borrower, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $500,000 and integral multiples of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day.  Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Borrowing of Swingline Loans (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 3.8(a), or (B) that one or more of the applicable conditions specified in Article VI is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender will, not later than 3:00 p.m. on the borrowing date specified in such written Notice of Swingline Borrowing, make the amount of its Swingline Loan available to the Borrower.

(c)           Refinancing of Swingline Loans.

(i)           The Swingline Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably requests and authorizes the Swingline Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Percentage of the amount of Swingline Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Notice of Swingline Borrowing for purposes hereof) and in accordance with the requirements of Section 3.1, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the conditions set forth in Section 6.2 and provided that, after giving effect to such Borrowing, the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Swingline Loans plus the aggregate outstanding LC Obligations shall not exceed the Borrowing Limit then in effect.  The Swingline Lender shall furnish the Borrower with a copy of the applicable Notice of Swingline Borrowing promptly after delivering such notice to the Administrative Agent.  Each Lender shall make an amount equal to its Percentage of the amount specified in such Notice of Swingline Borrowing available to the Administrative Agent in immediately available funds for the account of the Swingline Lender at the Administrative Agent’s Office not later than 11:00 a.m. on the day specified in such Notice of Swingline Borrowing, whereupon, subject to Section 3.8(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swingline Lender.

(ii)           If for any reason any Swingline Loan cannot be refinanced by such a Borrowing of Revolving Loans in accordance with Section 3.8(c)(i), the request for Base Rate Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Lenders fund its risk participation in the relevant Swingline Loan and each Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 3.8(c)(i) shall be deemed payment in respect of such participation.

(iii)           If any Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 3.8(c) by the time specified in Section 3.8(c)(i), the Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation.  A certificate of the Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)           Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 3.8(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 3.8(c) is subject to the conditions set forth in Section 6.2.  No such purchase or funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Loans, together with interest as provided herein.

(d)           Repayment of Participations.

(i)           At any time after any Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Lender its Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swingline Lender.

(ii)           If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 11.5(c) (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Lender shall pay to the Swingline Lender its Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the Swingline Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Interest for Account of Swingline Lender.  The Swingline Lender shall be responsible for invoicing the Borrower for interest on the Swingline Loans.  Until each Lender funds its Revolving Loans that are Base Rate Loans or risk participation pursuant to this Section 3.8 to refinance such Lender’s Percentage of any Swingline Loan, interest in respect of such Percentage shall be solely for the account of the Swingline Lender.

(f)           Payments Directly to Swingline Lender.  The Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.

ARTICLE IV

LETTERS OF CREDIT

Section 4.1          The Letter of Credit Commitment.

(a)           Subject to the terms and conditions set forth herein, (i) each Issuing Bank agrees, in reliance upon the agreements of the Lenders set forth in this Article IV, (A) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit in Dollars for the account of the Borrower or any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 4.2, and (B) to honor drawings under the Letters of Credit; and (ii) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided, that after giving effect to any LC Credit Extension with respect to any Letter of Credit, (w) the Total Revolving Outstandings shall not exceed the Commitments, (x) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Percentage of the Outstanding Amount of all LC Obligations plus such Lender’s Percentage of the Outstanding Amount of all Swingline Loans shall not exceed such Lender’s Commitment and (y) the Outstanding Amount of the LC Obligations shall not exceed the Letter of Credit Sublimit.  Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the LC Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  Furthermore, each Lender acknowledges and confirms that it has a participation interest in the liability of Union Bank under the Existing Letters of Credit in a percentage equal to its Percentage of the Commitments.  The

Borrower’s reimbursement obligations in respect of the Existing Letters of Credit, and each Lender’s obligations in connection therewith, shall be governed by the terms of this Agreement.

(b)            Notwithstanding clause (a) of this Section 4.1 and any other term or provision of this Agreement, including, without limitation, the size of the Letter of Credit Sublimit, (i) Bank of America shall not be obligated to issue Letters of Credit in an aggregate amount outstanding at any one time in excess of $50,000,000, (ii) Wells Fargo Bank shall not be obligated to issue Letters of Credit in an aggregate amount outstanding at any one time in excess of $50,000,000 and (iii) RBS shall not be obligated to (A) issue Letters of Credit in an aggregate amount outstanding at any one time in excess of $25,000,000 and (B) issue any commercial or direct pay Letter of Credit.

(c)           No Issuing Bank shall issue any Letter of Credit if:

(i)           the expiry date of such requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(ii)           the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all of the Lenders shall have approved such expiry date;

(d)           No Issuing Bank shall be under any obligation to issue any Letter of Credit if:

(i)           any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Requirement of Law or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank  refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it;

(ii)           the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank;

(iii)           except as otherwise agreed by the Administrative Agent and the applicable Issuing Bank, such Letter of Credit is in an initial stated amount less than $100,000;

(iv)           such Letter of Credit is to be denominated in a currency other than Dollars;

(v)           any Lender is at that time a Defaulting Lender, unless the applicable Issuing Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Bank (in its sole discretion) with the Borrower or such Lender to eliminate such Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 11.18(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other LC Obligations as to which such Issuing Bank has actual or potential Fronting Exposure, as it may reasonably require; or

(vi)           such Letter of Credit would cause such Issuing Bank to exceed the applicable amount specified for such Issuing Bank in Section 4.1(b).

(e)           No Issuing Bank shall amend any Letter of Credit if such Issuing Bank would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(f)           No Issuing Bank shall be under any obligation to amend any Letter of Credit if (i) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (ii) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(g)           Each Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the Issuing Bank Agreement pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included such Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to such Issuing Bank.

Section 4.2           Procedures for Issuance and Amendment of Letters of Credit; Evergreen Letters of Credit.

(a)           Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable Issuing Bank (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the applicable Issuing Bank and the Administrative Agent not later than 2:00 p.m. at least five (5) Business Days (or such later date and time as the applicable Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the applicable Issuing Bank may reasonably require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable Issuing Bank may reasonably require.  Additionally, the Borrower shall furnish to the applicable Issuing Bank and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuing Bank Agreement, as such Issuing Bank or the Administrative Agent may reasonably require.

(b)           Promptly after receipt of any Letter of Credit Application, the applicable Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof.  Unless such Issuing Bank has received written notice from any Lender, the Administrative Agent or the Borrower, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article VI shall not be satisfied, then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with such Issuing Bank’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Percentage times the amount of such Letter of Credit.

(c)           If the Borrower so requests in any applicable Letter of Credit Application, an Issuing Bank may, in its sole and absolute discretion, agree to issue an Evergreen Letter of Credit; provided, that any such Evergreen Letter of Credit must permit the applicable Issuing Bank to prevent any extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Bank, the Borrower shall not be required to make a specific request to such Issuing Bank for any such extension.  Once an Evergreen Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that no Issuing Bank shall permit any such extension if (i) such Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (c) or (d) of Section 4.1 or otherwise), or (ii) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (A) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (B) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 6.2 is not then satisfied, and in each such case directing such Issuing Bank not to permit such extension.

(d)           Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Issuing Bank will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

Section 4.3           Drawings and Reimbursements; Funding of Participations.

(a)           Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the applicable Issuing Bank shall notify the Borrower and the Administrative Agent thereof.  Not later than 11:00 a.m. on the date of any payment by any Issuing Bank under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse such Issuing Bank through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse such Issuing Bank by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Percentage thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 3.4(a) for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Commitments and the Borrowing Limit and the conditions set forth in Section 6.2 (other than the delivery of a Notice of Revolving Borrowing). Any notice given by an Issuing Bank or the Administrative Agent pursuant to this Section 4.3(a) may be given by telephone if immediately confirmed in writing; provided, that, the lack of such immediate written confirmation shall not affect the conclusiveness or binding effect of such notice.

(b)           Each Lender shall upon any notice of an Unreimbursed Amount pursuant to Section 4.3(a) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable Issuing Bank at the Administrative Agent’s Office in an amount equal to its Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 4.3(c), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable Issuing Bank.

(c)           With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 6.2 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable Issuing Bank an LC Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which LC Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Lender’s payment to the Administrative Agent for the account of the applicable Issuing Bank pursuant to Section 4.3(b) shall be deemed payment in respect of its participation in such LC Borrowing and shall constitute an LC Advance from such Lender in satisfaction of its participation obligation under this Article IV.

(d)           Until each Lender funds its Revolving Loan or LC Advance pursuant to this Section 4.3 to reimburse an Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Percentage of such amount shall be solely for the account of the applicable Issuing Bank.

(e)           Each Lender’s obligation to make Revolving Loans or LC Advances to reimburse the Issuing Banks for amounts drawn under Letters of Credit, as contemplated by this Section 4.3, shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any Issuing Bank, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 4.3 is subject to the conditions set forth in Section 6.2 (other than delivery by the Borrower of a Notice of Revolving Borrowing). No such making of an LC Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Banks for the amount of any payment made by an Issuing Bank under any Letter of Credit, together with interest as provided herein.

(f)           If any Lender fails to make available to the Administrative Agent for the account of an Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 4.3 by the time specified in Section 4.3(b), the applicable Issuing Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable Issuing Bank at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the applicable Issuing Bank in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by such Issuing Bank in connection with the foregoing.  A certificate of an Issuing Bank submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (f) shall be conclusive absent manifest error.

Section 4.4          Repayment of Participations.

(a)           At any time after an Issuing Bank has made a payment under any Letter of Credit and has received from any Lender such Lender’s LC Advance in respect of such payment in accordance with Section 4.3, if the Administrative Agent receives for the account of such Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s LC Advance was outstanding) in the same funds as those received by the Administrative Agent.

(b)           If any payment received by the Administrative Agent for the account of an Issuing Bank pursuant to Section 4.3(a) is required to be returned under any of the circumstances described in Section 11.5 (including pursuant to any settlement entered into by the applicable Issuing Bank in its discretion), each Lender shall pay to the Administrative Agent for the account of such Issuing Bank its Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 4.5          Obligations Absolute.  The obligation of the Borrower to reimburse the Issuing Banks for each drawing under each Letter of Credit and to repay each LC Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(a)           any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(b)           the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(c)          any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(d)           any payment by the applicable Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; and

(e)           any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the applicable Issuing Bank.  The Borrower shall be conclusively deemed to have waived any such claim against such Issuing Bank and its correspondents unless such notice is given as aforesaid; provided, that, the terms and provisions of this Section 4.5 shall not limit the rights of the Borrower under Section 4.6.

Section 4.6          Role of Issuing Banks.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, no Issuing Bank shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of any Issuing Bank, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuing Bank Agreement. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of any Issuing Bank, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any Issuing Bank shall be liable or responsible for any of the matters described in clauses (a) through (e) of Section 4.5; provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an Issuing Bank, and an Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which are determined by a court of competent jurisdiction by final and non-appealable judgment to have been caused by such Issuing Bank’s willful misconduct or gross negligence or such Issuing Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit unless such Issuing Bank is prevented or prohibited from so paying as a result of any order or directive of any court or other Governmental Authority.  In furtherance and not in limitation of the foregoing, each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and each Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

Section 4.7         Applicability of ISP and UCP.  Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP98 shall apply to each Letter of Credit and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial or direct pay Letter of Credit.

Section 4.8         Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Percentage a Letter of Credit fee (the “Letter of Credit Fee”), for each Letter of Credit equal to the Applicable Margin times the daily maximum amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable Issuing Bank pursuant to this Article IV shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Percentages allocable to such Letter of Credit pursuant to Section 11.18(a)(iv), with the balance of such fee, if any, payable to the applicable Issuing Bank for its own account.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.4.  Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default under Section 9.1(a) exists, all Letter of Credit Fees shall accrue at the Default Rate.

Section 4.9        Fronting Fee and Processing Charges Payable to Issuing Banks.  The Borrower shall pay to the Administrative Agent, for the account of the applicable Issuing Bank a fronting fee with respect to each Letter of Credit issued by such Issuing Bank in an amount equal to the actual daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) multiplied by the rate per annum specified in the applicable Fee Letter between the Borrower and such Issuing Bank and computed on a quarterly basis in arrears.  Such fronting fee shall be due and payable on the last Business Day of each March, June, September and December, commencing with (a) with respect to the Existing Letters of Credit, the first such date to occur after the Closing Date, on the Letter of Credit Expiration Date and thereafter on demand and (b) with respect to all Letters of Credit other than Existing Letters of Credit, the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any

Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.4.  In addition, the Borrower shall pay directly to each Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

Section 4.10           Conflict with Issuing Bank Agreements.  In the event of any conflict between the terms hereof and the terms of any Issuing Bank Agreement, the terms hereof shall control.

Section 4.11           Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit.  The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

ARTICLE V

PAYMENTS, COMPUTATIONS AND
YIELD PROTECTION

Section 5.1          Payments and Computations.

(a)           The Borrower shall make each payment hereunder and under the other Loan Documents not later than 3:00 p.m. on the day when due in Dollars to the Administrative Agent’s Office in same day funds, except payments to be made directly to the Issuing Banks or the Swingline Lender as expressly provided herein; any payment received after 3:00 p.m. shall be deemed to have been received at the start of business on the next succeeding Business Day.  The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, fees or other amounts payable to the Lenders, to the respective Lenders to which the same are payable, for the account of their respective Applicable Lending Offices, in each case to be applied in accordance with the terms of this Agreement.  If and to the extent that any distribution of any payment from the Borrower required to be made to any Lender pursuant to the preceding sentence shall not be made in full by the Administrative Agent on the date such payment was received by the Administrative Agent, the Administrative Agent shall pay to such Lender, upon demand, interest on the unpaid amount of such distribution, at a rate per annum equal to the Federal Funds Rate, from the date of such payment by the Borrower to the Administrative Agent to the date of payment in full by the Administrative Agent to such Lender of such unpaid amount.  Upon the Administrative Agent’s acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 11.7, from and after the effective date specified in such Assignment and Assumption, the Administrative Agent shall make all payments hereunder and under any Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b)           The Borrower hereby authorizes the Administrative Agent, the Swingline Lender, each Lender and each Issuing Bank, if and to the extent payment owed by the Borrower to the Administrative Agent, the Swingline Lender, such Lender or such Issuing Bank, as the case may be, is not made when due hereunder (or, in the case of a Lender, under any Note held by such Lender), to charge from time to time against any or all of the Borrower’s accounts with the

Administrative Agent, the Swingline Lender, such Lender or such Issuing Bank, as the case may be, any amount so due.

(c)           All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be.  All other computations of interest and fees hereunder shall be made by the Administrative Agent on the basis of a year of 360 days.  In each such case, such computation shall be made for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable.  Each such determination by the Administrative Agent or a Lender shall be conclusive and binding for all purposes, absent manifest error.

(d)           Whenever any payment hereunder or under any other Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest and fees hereunder; provided, however, that if such extension would cause payment of interest on or principal of LIBOR Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(e)           Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date, and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

(f)           If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto.

Section 5.2          Interest Rate Determination.  The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 3.5(b)(i) or (ii).

Section 5.3           Prepayments.  The Borrower shall have no right to prepay any principal amount of any Loans other than as provided in subsections (a) and (b) below.

(a)           Voluntary Prepayments.

(i)            Revolving Loans.  The Borrower may, upon at least three (3) Business Days’ notice, with respect to LIBOR Rate Loans, and one (1) Business Day’s notice, with respect to Base Rate Loans, to the Administrative Agent stating the proposed date and the aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of Revolving Loans made as part of the same Borrowing, in whole or ratably in part, together with (i) accrued interest to the date of such prepayment on the principal amount prepaid and (ii) in the case of LIBOR Rate Loans, and subject to Section 5.4(d), any amount payable to the Lenders pursuant to Section 5.4(b); provided, however, that each partial prepayment shall be in an aggregate principal amount of not less than (A) in the case of LIBOR Loans, $5,000,000 or an integral multiple of $1,000,000 in excess thereof or (B) in the case of Base Rate Loans, $1,000,000 or an integral multiple of $500,000 in excess thereof.

(ii)            Swingline Loans.  The Borrower may, upon one (1) Business Day’s notice to the Swingline Lender (with a copy to the Administrative Agent) stating the proposed date and the aggregate principal amount of the prepayment, at any time and from time to time, and if such notice is given the Borrower shall, voluntarily prepay Swingline Loans in whole or in part without premium or penalty, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, that, (A) such notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the date of such prepayment and (B) such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal thereof then outstanding).

(b)           Mandatory Prepayments.

(i)            Revolving Commitments.  If for any reason the Total Revolving Outstandings exceeds the Commitments (including as a result of any termination or reduction of the Commitments pursuant to Sections 2.3 or 8.2(d)), the Borrower shall immediately pay or prepay so much of the principal amount outstanding hereunder as shall be necessary in order that the Total Revolving Outstandings (after giving effect to all Extensions of Credit to be made on such date and the application of the proceeds thereof) will not exceed the Commitments, together with (i) accrued interest to the date of such prepayment on the principal amount prepaid and (ii) in the case of prepayments of LIBOR Rate Loans, and subject to Section 5.4(d), any amount payable to the Lenders pursuant to Section 5.4(b).  Any prepayments required by this subsection (b) shall be applied to outstanding Base Rate Loans up to the full amount thereof before they are applied to outstanding LIBOR Rate Loans.

(ii)            Negative Mark-to-Market Exposure.  If, as of the end of any calendar month, (A) there exists Aggregate Negative Mark-to-Market Exposure, as set forth in the certificate of a Responsible Officer of the Borrower required to be delivered pursuant to Section 8.1(b)(iii) and (B) at such time the Total Revolving Outstandings exceed the Borrowing Limit then in effect (after giving effect to the reduction in the Borrowing Limit caused by such Aggregate Negative Mark-to-Market Exposure), the Borrower shall, within three (3) Business Days pay or prepay so much of the principal amount outstanding hereunder as shall be necessary in order that the Total Revolving Outstandings (after giving effect to all Extensions of Credit to be made on such date and the application of the proceeds thereof) will not exceed the Borrowing Limit.

Section 5.4          Yield Protection.

(a)           Increased Costs.  If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof, or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued or made after the date hereof, there shall be reasonably incurred any increase in (A) the cost to any Lender of agreeing to make or making, funding or maintaining

LIBOR Rate Loans, or of participating in the issuance, maintenance or funding of any Letter of Credit, or (B) the cost to any Issuing Bank of issuing or maintaining any Letter of Credit, then the Borrower shall from time to time, promptly after receipt of written demand by such Lender or Issuing Bank, as the case may be (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender or Issuing Bank, as the case may be, additional amounts sufficient to compensate such Lender or Issuing Bank, as the case may be, for such increased cost.  A certificate as to the amount of such increased cost and giving a reasonable explanation and calculation thereof shall be submitted to the Borrower and the Administrative Agent by such Lender or such Issuing Bank, as the case may be, shall constitute such demand and shall be conclusive and binding for all purposes, absent manifest error.

(b)           Breakage.  If, due to any prepayment pursuant to Section 5.3, an acceleration of maturity of the Loans pursuant to Section 9.2, or any other reason, any Lender receives payments of principal of any LIBOR Rate Loan other than on the last day of the Interest Period relating to such Loan, or if the Borrower shall Convert any LIBOR Rate Loans on any day other than the last day of the Interest Period therefor, the Borrower shall, promptly after demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for additional losses, costs, or expenses (including anticipated lost profits) that such Lender may reasonably incur as a result of such payment or Conversion, including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan.  For purposes of this subsection (b) and Section 3.4(e), a certificate setting forth the amount of such additional losses, costs, or expenses and giving a reasonable explanation and calculation thereof shall be submitted to the Borrower and the Administrative Agent by such Lender, shall constitute such demand and shall be conclusive and binding for all purposes, absent manifest error.

(c)           Capital.  If any Lender or Issuing Bank determines that (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof or (ii) compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued or made after the date hereof, affects or would affect the amount of capital required or expected to be maintained by such Lender or Issuing Bank, whether directly, or indirectly as a result of commitments of any corporation controlling such Lender or Issuing Bank (but without duplication), and the amount of such capital is increased by or based upon (A) the existence of such Lender’s or Issuing Bank’s commitment to lend or issue or participate in any Letter of Credit hereunder, or (B) the participation in or issuance or maintenance of any Letter of Credit or Loan and (C) other similar such commitments, then, promptly after demand by such Lender or Issuing Bank, the Borrower shall pay to the Administrative Agent for the account of such Lender or Issuing Bank from time to time as specified by such Lender or Issuing Bank additional amounts sufficient to compensate such Lender or Issuing Bank in the light of such circumstances, to the extent that such Lender or Issuing Bank reasonably determines such increase in capital to be allocable to the transactions contemplated hereby.  A certificate as to such amounts and giving a reasonable explanation and calculation thereof (to the extent permitted by law) shall be submitted to the Borrower and the Administrative Agent by such Lender or Issuing Bank and shall be conclusive and binding for all purposes, absent manifest error.

(d)           Notices, Etc.  Each Lender and each Issuing Bank hereby agrees to use its best efforts to notify the Borrower of the occurrence of any event referred to in subsection (a), (b) or (c) of this Section 5.4 promptly after becoming aware of the occurrence thereof.  The Borrower shall pay the Administrative Agent, for the account of such Lender or such Issuing Bank, the amount shown as due on any certificate delivered pursuant to this Section 5.4 within ten (10) Business Days after its receipt of the same.  The failure of any Lender or any Issuing Bank to provide such notice or to make demand for payment under said subsection shall not constitute a waiver of such Lender’s or such Issuing Bank’s rights hereunder; provided, that, notwithstanding any provision to the contrary contained in this Section 5.4, the Borrower shall not be required to reimburse any Lender or any Issuing Bank for any amounts or costs incurred under subsection (a), (b) or (c) above, more than 90 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower in writing thereof, in each case unless, and to the extent that, any such amounts or costs so incurred shall relate to the retroactive application of any event notified to the Borrower which entitles such Lender to such compensation.  Each Lender and Issuing Bank claiming any compensation under this Section 5.4 shall use reasonable efforts to designate a different Applicable Lending Office if such designation would not result in the incurrence by such Lender or such Issuing Bank of additional costs or expenses which it deems material or, in the sole judgment of such Lender or such Issuing Bank, be inadvisable for regulatory, competitive or internal management reasons.  If any Lender or Issuing Bank shall subsequently determine that any amount demanded and collected under this Section 5.4 was done so in error, such Lender or such Issuing Bank will promptly return such amount to the Borrower.  Notwithstanding any other provision of this Section 5.4, no Lender or Issuing Bank shall demand compensation for any increased cost or increased capital requirement referred to in subsection (a) or (c) above if it shall not at the time be the general policy or practice of such Lender or Issuing Bank (as the case may be) to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.

(e)           Survival of Obligations.  Subject to subsection (d) above, the Borrower’s obligations under this Section 5.4 shall survive the repayment of all other amounts owing to the Lenders, the Swingline Lender, the Administrative Agent and the Issuing Banks under the Loan Documents and the termination of the Commitments.

Section 5.5           Sharing of Payments, Etc.  If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans or other obligations owing to it pursuant to this Agreement (excluding any amounts applied by the Swingline Lender to outstanding Swingline Loans and excluding any amounts received by an Issuing Bank and/or the Swingline Lender to secure the obligations of a Defaulting Lender to fund risk participations hereunder and other than pursuant to Section 5.4, 5.6, 11.4 or 11.7) in excess of its ratable share of payments obtained by all the Lenders on account of the Loans of such Lenders, such Lender shall forthwith purchase from the other Lenders such participation in the Loans owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 5.5 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  Notwithstanding the foregoing, if any Lender shall obtain any such excess payment involuntarily, such Lender may, in lieu of purchasing participations from the other Lenders in accordance with this Section 5.5, on the date of receipt of such excess payment, return such excess payment to the Administrative Agent for distribution in accordance with Section 5.1(a).

Section 5.6           Taxes.

(a)           All payments by the Borrower hereunder and under the other Loan Documents shall be made in accordance with Section 5.1, free and clear of and without deduction for all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, each Issuing Bank and the Administrative Agent, taxes imposed on its overall net or gross income, receipts, capital, net worth, privilege of transacting business or corporate franchise taxes imposed on it by the jurisdiction under the laws of which such Lender, such Issuing Bank or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net or gross income, receipts, capital, net worth, privilege of transacting business or corporate franchise taxes imposed on it by the jurisdiction of such Lender’s Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).  If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender, any Issuing Bank or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.6) such Lender, such Issuing Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b)           In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other similar taxes or charges that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as “Other Taxes”).

(c)           Tax Indemnifications.  (i) Without limiting the provisions of subsection (a) or (b) of this Section 5.6 and subject to clause (ii) below, the Borrower shall, and does hereby, indemnify the Administrative Agent, each Lender, and each Issuing Bank and shall make payment in respect thereof within thirty (30) days after demand therefor, for the full amount of any Taxes or Other Taxes (including Taxes or Other Taxes imposed by any jurisdiction or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrower or the Administrative Agent or paid by the Administrative Agent, such Lender, or such Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by any Governmental Authority.  The Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within thirty (30) days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection.  A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender or Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or Issuing Bank, shall be conclusive absent manifest error.  Nothing herein shall preclude the right of the Borrower to contest any such Taxes or Other Taxes so paid, and each Lender, each Issuing Bank and the Administrative Agent (as the case may be) will, following notice from, and at the expense of, the Borrower, reasonably cooperate with the Borrower to preserve the Borrower’s rights to contest such Taxes or Other Taxes.

(ii)           Without limiting the provisions of subsection (a) or (b) above, each Lender shall, and does hereby, indemnify the Borrower and the Administrative Agent, and shall make payment in respect thereof within thirty (30) days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent) incurred by or asserted against the Borrower or the Administrative Agent by any Governmental Authority directly as a result of the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender to the Borrower or the Administrative Agent pursuant to subsection (e) below.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this subsection (c)(ii).  The agreements in this subsection (c)(ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the repayment of all other amounts owing to the Lenders, the Administrative Agent and the Issuing Banks under the Loan Documents and the termination of the Commitments.

(d)           Within thirty (30) days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 11.2, the original or a certified copy of a receipt evidencing payment thereof.

(e)           Each Lender represents and warrants that either (i) it is organized under the laws of a jurisdiction within the United States or (ii) it has delivered to the Borrower or the Administrative Agent duly completed copies of such form or forms prescribed by the United States Internal Revenue Service indicating that such Lender is entitled to receive payments without deduction or withholding of any United States federal income taxes, as permitted by the Code or any tax treaty to which the United States is a party.  Each other Lender agrees that, on or prior to the date upon which it shall become a party hereto, and upon the reasonable request from time to time of the Borrower or the Administrative Agent, such Lender will deliver to the Borrower and the Administrative Agent (to the extent that it is not prohibited by law from doing so) either (A) a statement that it is organized under the laws of a jurisdiction within the United States or (B) duly completed copies of such form or forms as may from time to time be prescribed by the United States Internal Revenue Service, indicating that such Lender is entitled to receive payments without deduction or withholding of any United States federal income taxes, as permitted by the Code.  Each Lender that has delivered, and each other Lender that hereafter delivers, to the Borrower and the Administrative Agent the form or forms referred to in the two preceding sentences further undertakes to deliver to the Borrower and the Administrative Agent, to the extent that it is not prohibited by law from doing so, further copies of such form or forms, or successor applicable form or forms, as the case may be, as and when any previous form filed by it hereunder shall expire (upon request for recertification made by the Borrower or the Administrative Agent) or shall become incomplete or inaccurate in any respect.  Each Lender represents and warrants that each such form supplied by it to the Administrative Agent and the Borrower pursuant to this subsection (e), and not superseded by another form supplied by it, is or will be, as the case may be, complete and accurate, and such Lender acknowledges and agrees that nothing contained herein shall in any way limit, waive, or otherwise reduce any claim that the Administrative Agent or the Borrower may have against such Lender in the event that any such form shall not be complete and accurate.

(f)           Any Lender claiming any additional amounts payable pursuant to this Section 5.6 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

(g)           Any Lender claiming any additional amounts payable pursuant to this Section 5.6 (“Additional Amounts”) who receives a tax credit, rebate, allowance, remission, deduction, or similar tax benefit as a result of the Borrower’s payment of such Additional Amounts shall, to the extent it can do so without prejudice to the retention of the amount of the tax benefit so realized (after taking into account any net additional taxes paid in connection with the realization thereof), notify the Borrower and pay to the Borrower (to the extent that the same shall not already have been taken into account in computing any amount previously paid by the Borrower or the amount of any reimbursement previously received by such Lender) promptly after the realization thereof an amount that is equal to the net amount thereof (or, in the event of a deduction from taxable income, the net tax benefit generated thereby, if less than such deduction) plus any additional tax savings resulting from the payment of such amount to the Borrower pursuant to this sentence; provided, that, the aggregate of all such payments shall not exceed the aggregate of all Additional Amounts paid by the Borrower with respect to such Lender; provided, further, that, the Borrower, upon request of such Lender, agrees to pay the amount paid over to the Borrower (plus penalties, interest and other charges) to such Lender in the event that such Lender is required to repay or return such refund with respect to which a payment was made by such Lender to the Borrower.  Nothing contained herein shall interfere with the right of such Lender to arrange its tax affairs in whatever manner it deems appropriate and, in particular, such Lender shall neither be under any obligation to claim relief from a tax liability in priority to any other credit or deduction available to it or be obligated to disclose any information relating to its tax affairs or any computations in respect thereof or be required to do anything that would prejudice its ability to benefit from any other credits, deductions or similar tax savings to which it may be entitled.

(h)           Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 5.6 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the repayment of all other amounts owing to the Lenders, the Administrative Agent and the Issuing Banks under the Loan Documents and the termination of the Commitments.  If and to the extent that the obligations of the Borrower under this Section 5.6 are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1           Conditions Precedent to Effectiveness of this Agreement.  This Agreement shall become effective on the first date on which all of the following conditions precedent shall be satisfied or waived:

(a)           Loan Documents.  The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower and each Lender, (ii) the General and Refunding Mortgage Bonds in a principal amount equal to the Commitments, duly issued and delivered by a duly authorized officer of the Borrower and duly authenticated by the trustee under the General and Refunding Mortgage Indenture, (iii) the Notes (if requested by any Lender), duly executed by the Borrower and (iv) any other applicable Loan Documents, each of which shall have been duly authorized, executed and delivered to the Administrative Agent.

(b)           Approvals.  All governmental and third party approvals (including, without limitation, any required approvals of the PUCN, the CPUC and any relevant Federal regulatory bodies) necessary in connection with the transactions contemplated herein, the issuance and delivery to the Administrative Agent of the General and Refunding Mortgage Bonds and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect; and the Administrative Agent shall have received evidence satisfactory to it that the foregoing have been accomplished.

(c)           Related Agreements.  The Administrative Agent shall have received (in a form reasonably satisfactory to the Administrative Agent) true and correct copies, certified as to authenticity by a Responsible Officer of the Borrower, of such documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower may be a party.

(d)           Fees.  The Lenders, the Administrative Agent and BAS, Wells Fargo Securities and RBS Securities (each in its capacity as Joint Lead Arranger) shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Administrative Agent), on or before the Closing Date.

(e)           Closing Certificates.  The Administrative Agent shall have received an officer’s certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit D, and a secretary’s certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit E, in each case executed by a Responsible Officer of the Borrower, with appropriate insertions and attachments in form and substance satisfactory to the Administrative Agent.

(f)           Legal Opinions.  The Administrative Agent shall have received the following executed legal opinions:

(i)           the legal opinion of Choate, Hall & Stewart LLP, special counsel to the Borrower, in form and substance satisfactory to the Administrative Agent (including, without limitation, matters governed by New York law); and

(ii)           the legal opinion of Woodburn and Wedge, Nevada counsel to the Borrower, in form and substance satisfactory to the Administrative Agent.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

(g)           General and Refunding Mortgage Bond Documents.  The Administrative Agent shall have received copies of (i) the General and Refunding Mortgage Indenture as in effect on the Closing Date, certified as to authenticity by a Responsible Officer of the Borrower and (ii) each of the following documents (all as defined in the General and Refunding Mortgage Indenture), each certified as to authenticity by a Responsible Officer of the Borrower: (A) an “Officer’s Certificate” pursuant to a board resolution meeting the requirements of Section 4.01(b) of the General and Refunding Mortgage Indenture and setting forth the terms of the General and Refunding Mortgage Bonds; (B) a “Company Order” requesting authentication of the General and Refunding Mortgage Bond by the trustee under the General and Refunding Mortgage Indenture; and (C) all legal opinions provided in connection with the issuance of the General and Refunding  Mortgage Bonds, including that required by Section 4.01(d) of the General and Refunding Mortgage Indenture.

(h)           Financial Statements and Projections.  The Lenders and the Administrative Agent shall have received and be satisfied with (i) the financial statements referred to in Section 7.1(a) and (ii) projections for the Borrower through the fiscal year ending December 31, 2012.

(i)           Negative Mark-to-Market Exposure.  The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, in form and substance satisfactory to the Administrative Agent, setting forth calculations of the Borrower’s Aggregate Negative Mark-to-Market Exposure as of March 31, 2010, if any, in respect of all Hedge Agreements between the Borrower and any Lender or any Affiliate of a Lender.

(j)           Termination of Existing SPPC Credit Agreement.  Receipt by the Administrative Agent of evidence that the Existing SPPC Credit Agreement concurrently with the Closing Date is being terminated and all Liens securing obligations under the Existing SPPC Credit Agreement concurrently with the Closing Date are being released.

(k)           NPC Facility.  Receipt by the Administrative Agent of a certificate of a Responsible Officer of the Borrower, certifying that the NPC Credit Agreement is, or contemporaneously with the effectiveness of this Agreement will be, effective on and as of Closing Date.

(l)           ISDA Amendments.  Receipt by the Administrative Agent of a certificate of a Responsible Officer of the Borrower, certifying as true and complete, all International Swaps and Derivatives Associations Master Agreements and Schedules of the Borrower, with any Lender or Affiliate of a Lender, each as amended or modified and as in effect on the Closing Date, in each case in form and substance satisfactory to the Administrative Agent.

(m)           Good Standing Certificate. The Administrative Agent shall have received a certificate of good standing (or equivalent certification) issued within five (5) days prior to the Closing Date with respect to the Borrower by the Secretary of State in the Borrower’s jurisdiction of incorporation.

(n)           Other Approvals, Etc. The Administrative Agent shall have received such other approvals, opinions and documents as any Lender, through the Administrative Agent, may reasonably request.

Section 6.2          Conditions Precedent to Each Extension of Credit.  The obligation of each Lender or Issuing Bank, as the case may be, to make an Extension of Credit (including the initial Extension of Credit, but excluding Conversions (except (x) the condition precedent set forth in clause (c) of this Section 6.2 shall be satisfied for all Conversions and (y) the condition precedent set forth in clause (b) of this Section 6.2 shall be satisfied for all Conversions from Base Rate Loans to LIBOR Rate Loans)) shall be subject to the further conditions precedent that (a) each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents (other than in the case of any Extension of Credit made after the occurrence of a Debt Ratings Trigger and during the period that the conditions for the Debt Ratings Trigger remain in effect, the representations and warranties set forth in Section 7.1(b) of this Agreement) is true and correct in all material respects on and as of the date of such Extension of Credit as if made on such date, (b) no Default or Event of Default has occurred and is continuing on the date of such Extension of Credit or after giving effect to the Extensions of Credit requested to be made on such date and (c) the Administrative Agent and, if applicable, the applicable Issuing Bank and/or the Swingline Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Section 6.3           Determinations Under Section 6.1.  For purposes of determining compliance with the conditions specified in Section 6.1, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received written notice from such Lender prior to the date hereof specifying its objection thereto.

Section 6.4           Reliance on Certificates.  The Lenders, the Issuing Banks and the Administrative Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of the Borrower as to the names, incumbency, authority and signatures of the respective individuals named therein until such time as the Administrative Agent may receive a replacement certificate, in form acceptable to the Administrative Agent, from an officer of such Person identified to the Administrative Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of such Person thereafter authorized to act on behalf of such Person.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

Section 7.1          Representations and Warranties of the Borrower.  To induce the Administrative Agent, the Issuing Banks and the Lenders to enter into this Agreement and to make Extensions of Credit, the Borrower hereby represents and warrants to the Administrative Agent, each Issuing Bank and each Lender that:

(a)           Financial Condition.  The audited consolidated balance sheets of the Borrower as at December 31, 2008 and December 31, 2009 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Deloitte & Touche LLP, present fairly the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates, and the Consolidated results of its operations and its Consolidated cash flows for the respective fiscal years then ended.  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).  The Borrower and its Subsidiaries do not have any material Guarantees, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph.  During the period from December 31, 2009 to and including the date hereof there has been no Disposition by the Borrower or any of its Subsidiaries of any material part of its business or Property.  The financial statements delivered pursuant to Section 8.1(a) have been prepared in accordance with GAAP and present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries, as of the date and for the periods covered thereby.

(b)           No Change.  Since December 31, 2009, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

(c)           Corporate Existence; Compliance with Law.  Each of the Borrower and its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (iv) is in compliance with all Requirements of Law, except to the extent that, in the case of clauses (ii), (iii) and (iv) above, the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  Set forth on Schedule 7.1(c) as of the Closing Date (and for the four (4) months immediately preceding the Closing Date), is the exact legal name of the Borrower, the state of its incorporation, the chief executive office, the principal place of business, the jurisdictions in which the Borrower is qualified to do business, the federal tax identification number and organizational identification number of the Borrower.

(d)           Corporate Power; Authorization; Enforceable Obligations.  The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents and to borrow hereunder.  The Borrower has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents, to authorize the issuance and delivery or assignment of the General and Refunding Mortgage Bonds on the terms and conditions of this Agreement and to authorize such borrowings on the terms and conditions of this Agreement.  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except consents, authorizations, filings and notices described in Schedule 7.1(d), which consents, authorizations, filings and notices have been obtained or made and are in full force and effect.  Each Loan Document has been duly executed and delivered on behalf of the Borrower.  This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(e)           No Legal Bar.  The execution, delivery and performance of this Agreement and the other Loan Documents, the Extensions of Credit hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien (other than pursuant to the Loan Documents) on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation.  No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

(f)           No Material Litigation.  No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (i) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (ii) that could reasonably be expected to have a Material Adverse Effect, except as set forth on Schedule 7.1(f).

(g)           No Default.  Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

(h)           Ownership of Property; Liens.  Each of the Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property, and none of such Property is subject to any Lien except for Permitted Liens, including without limitation all Mortgaged Property and all rights to control or occupy easements or rights of way that are part of the Mortgaged Property.

(i)           Intellectual Property.  The Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted.  No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim.  The use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

(j)           Taxes.  Each of the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); and no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

(k)           Federal Regulations.  No part of the proceeds of any Extension of Credit will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the regulations of the Board.  The Borrower does not own any “margin stock” within the meaning of the quoted term under Regulation U as now and from time to time hereafter in effect.  If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

(l)           Government Approval and Filings.  The PUCN has duly and validly issued an order authorizing the Borrower to enter into this Agreement and the other Loan Documents and to take all actions contemplated hereby or thereby or in connection herewith or therewith and to incur the maximum amount of indebtedness provided for in this Agreement and the other Loan Documents, and such authority granted to the Borrower pursuant to such order has not been rescinded, revoked or otherwise modified and remains in full force and effect.  All compliance reports required to be filed with the PUCN in connection with this Agreement and the other Loan Documents have been properly filed with and accepted by the PUCN.  The CPUC has issued an order exempting the Borrower from any requirement to obtain the consent of the CPUC in connection with any financing transaction or granting of a security interest, and such exemption granted to the Borrower pursuant to such order has not been rescinded, revoked or otherwise modified and remains in full force and effect. No other authorization, approval, order, decree, ruling or other action by, or notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower of this Agreement or any of the other Loan Documents.

(m)           Labor Matters.  There are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect.  Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect.  All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

(n)           ERISA.  Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code.  No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period.  No Single Employer Plan is in “at risk status” (as defined in Section 430(i)(4) of the Code, without regard to Section 430(i)(4)(B) relating to the transition rule) and the Borrower has timely made the minimum required contribution (as defined in Section 430(a) of the Code) to each Single Employer Plan.  Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made.  No such Multiemployer Plan is in Reorganization or Insolvent.

(o)           Investment Company Act; Other Regulations.  The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.  The Borrower is not subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness (other than public utility laws and regulations of Nevada and California administered by the PUCN and the CPUC, respectively).

(p)           Subsidiaries.

(i)           The Subsidiaries listed on Schedule 7.1(p) constitute all the Subsidiaries of the Borrower at the date hereof.  Schedule 7.1(p) sets forth as of the Closing Date the name and jurisdiction of incorporation of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by the Borrower.

(ii)           There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Capital Stock of the Borrower or any Subsidiary.

(q)           Use of Proceeds.  The proceeds of the Extensions of Credit shall be used solely for working capital and general corporate purposes of the Borrower and its Subsidiaries, including, without limitation, the refinancing of certain Indebtedness outstanding as of the Closing Date (including the Existing SPPC Credit Agreement), Capital Expenditures in the ordinary course of business, acquisitions permitted hereunder, commercial paper back-stop purposes and the payment of certain fees and expenses incurred in connection with the transactions contemplated by this Agreement.

(r)           Environmental Matters.  Except with respect to matters existing on the Closing Date as set forth in the Borrower’s annual report on form 10-K for the fiscal year ended December 31, 2009 and other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(i)           The Borrower and its Subsidiaries:  (A) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (B) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (C) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (D) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.

(ii)           There are no Materials of Environmental Concern present at, on, under, in, or about any real property now or formerly owned, leased or operated by the Borrower or any of its Subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal), which could reasonably be expected, individually or in the aggregate, to (A) give rise to liability of the Borrower or any of its Subsidiaries under any applicable Environmental Law or otherwise result in costs to the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, or (B) interfere with the Borrower’s or any of its Subsidiaries’ continued operations, or (C) materially adversely affect the fair saleable value of any real property owned or leased by the Borrower or any of its Subsidiaries.

(iii)           There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Borrower or any of its Subsidiaries is, or to the knowledge of the Borrower or any of its Subsidiaries will be, named as a party that is pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened.

(iv)           Neither the Borrower nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and

Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

(v)           Neither the Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

(vi)           Neither the Borrower nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

(s)           Accuracy of Information, etc.  No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of the Borrower for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading.  The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.  There is no fact known to the Borrower that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

(t)           General and Refunding Mortgage Bonds.

(i)           The General and Refunding Mortgage Indenture is effective to create in favor of The Bank of New York Mellon Trust Company, N.A., as trustee under the General and Refunding Mortgage Indenture (the “Indenture Trustee”), for the ratable benefit of all Holders of Securities (as defined in the General and Refunding Mortgage Indenture), a legal, valid, binding, subsisting and enforceable Lien on and security interest in the Mortgaged Property and the proceeds thereof, subject to applicable Debtor Relief Laws, and such Lien constitutes a fully perfected Lien on, and security interest in, all right title and interest of the grantors thereof in such Mortgaged Property and the proceeds thereof, in each case prior to and superior in right to any other Person subject only to Permitted Liens (as defined in the General and Refunding Mortgage Indenture.

(ii)           The General and Refunding Mortgage Bonds, when executed by the Borrower and authenticated by the Indenture Trustee in accordance with the General and Refunding Mortgage Indenture and delivered to the Administrative Agent in accordance with the terms hereof, will constitute valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except as the enforceability thereof may be limited by applicable Debtor Relief Laws.  The Borrower has all requisite corporate power and authority to issue and deliver the General and Refunding Mortgage Bonds in accordance with and upon the terms and conditions set forth herein.

(iii)           The General and Refunding Mortgage Bonds secure the Obligations of the Borrower hereunder, have been duly and validly issued and are entitled to the security and benefits of the General and Refunding Mortgage Indenture.  The General and Refunding Mortgage Bonds are secured equally and ratably with, and only with, all other Securities (as defined in the General and Refunding Mortgage Indenture) issued and outstanding under the General and Refunding Mortgage Indenture.

(u)           Solvency.  The Borrower is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

(v)           Compliance with OFAC Rules and Regulations.

(a)            None of the Borrower or any of its Subsidiaries or their respective Affiliates is in violation of and shall not violate any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.

(b)            None of the Borrower or any of its Subsidiaries or their respective Affiliates (i) is a Sanctioned Person or a Sanctioned Entity, (ii) has more than 10% of its assets located in Sanctioned Entities, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.  No proceeds of any Loan will be used nor have any been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Entity.

(w) Insurance.  The Borrower and its Subsidiaries maintain insurance with financially sound and reputable insurance companies on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability, hazard and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

(x)            Compliance with FCPA.  Each of the Borrower and its Subsidiaries is in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., and any foreign counterpart thereto.  None of the Borrower or its Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to the Borrower or any of its Subsidiaries or to any other Person, in violation of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq.

(y)            Anti-Terrorism Laws.  Neither the Borrower nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.) (the “Trading with the

Enemy Act”), as amended.  Neither any of the Borrower nor any of its Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act.  None of the Borrower or its Subsidiaries (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

ARTICLE VIII

COVENANTS OF THE BORROWER

Section 8.1          Affirmative Covenants.  So long as any Loan or any other amount payable hereunder or under any Note shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment, the Borrower shall and shall cause each of its Subsidiaries to:

(a)           Financial Statements.  Furnish to the Administrative Agent and each Lender:

(i)           as soon as available, but in any event within ninety (90) (or, if earlier, on the date of any required public filing thereof) days after the end of each fiscal year of the Borrower, a copy of the audited Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such year and the related audited Consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing; provided, that, electronic delivery by the Borrower to the Administrative Agent and the Lenders of the Borrower’s annual report to the SEC on Form 10-K with respect to any fiscal year within the period specified above shall be deemed to be compliance by the Borrower with this Section 8.1(a)(i); and

(ii)           as soon as available, but in any event not later than forty-five (45) (or, if earlier, on the date of any required public filing thereof) days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such quarter and the related unaudited Consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); provided, that, electronic delivery by the Borrower to the Administrative Agent and the Lenders of the Borrower’s quarterly report to the SEC on Form 10-Q with respect to any fiscal quarter within the period specified above shall be deemed to be compliance by the Borrower with this Section 8.1(a)(ii).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

(b)           Certificates; Other Information.  Furnish to the Administrative Agent and each Lender, or, in the case of clause (iv) below, to the relevant Lender:

(i)           concurrently with the delivery of any financial statements pursuant to Section 8.1(a), (A) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer’s knowledge, the Borrower and each of its Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (B) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining, as of the end such fiscal year or quarter (as the case may be), compliance with the covenant contained in Section 8.3;

(ii)           if requested by the Administrative Agent or another Lender within five (5) days after such request, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after such request, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC;

(iii)           within five (5) Business Days after the end of each calendar month, a certificate of a Responsible Officer of the Borrower substantially in the form of Exhibit F, in form and substance satisfactory to the Administrative Agent, setting forth calculations of the Borrower’s Aggregate Negative Mark-to-Market Exposure, if any;

(iv)           promptly, such additional financial and other information as any Lender may from time to time reasonably request; and

        (v)           concurrently with the delivery of any financial statements pursuant to Section 8.1(a), a certificate of a Responsible Officer of the Borrower, in form and substance satisfactory to the Administrative Agent, setting forth any updated information as to the exact legal name of the Borrower, the state of its incorporation, the chief executive office, the principal place of business, the jurisdictions in which the Borrower is qualified to do business, the federal tax identification number and the organizational identification number of the Borrower.

(c)           Payment of Obligations.  Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

(d)           Conduct of Business, Maintenance of Existence, Compliance with Law, etc.  (i) (A)  Preserve, renew and keep in full force and effect its corporate existence and (B) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 8.2(c) and except, in the case of clause (B) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (ii) comply with all Contractual Obligations and Requirements of Law, except (x) to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (y) as described on Schedule 8.1(d).

(e)           Maintenance of Property; Insurance.  (i) Keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (ii) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability, hazard and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

(f)           Inspection of Property; Books and Records; Discussions.  (i) Keep proper books of records and accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (ii) permit representatives of any Lender (at such Lender’s expense, except during the continuation of an Event of Default) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

(g)           Notices.  Promptly give notice to the Administrative Agent and each Lender of:

(i)           the occurrence of any Default or Event of Default;

(ii)           any (A) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (B) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(iii)           any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which (A) the amount involved is $25,000,000 or more and not covered by insurance or (B) injunctive or similar relief is sought and such litigation or proceeding, could reasonably be expected to have a Material Adverse Effect;

(iv)           the following events, as soon as possible and in any event within thirty (30) days after the Borrower knows or has reason to know thereof: (A) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (B) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

(v)           any development or event that has had or could reasonably be expected to have a Material Adverse Effect;

(vi)           any change in the Borrower’s Secured Debt Rating; and

(vii)           any amendment or modification to (A) its certificate of incorporation or (B) the General and Refunding Mortgage Indenture.

Each notice pursuant to this Section (other than clause (vi)) shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on SyndTrak or another similar electronic system (the "Platform") and (b) certain of the Lenders (each a "Public Lender") may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons' securities.  The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.8); (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated as "Public Side Information;" and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform that is not marked as "Public Side Information."  Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials "PUBLIC."

(h)           Environmental Laws.  Except where the failure to take the following actions could not reasonably be expected to have a Material Adverse Effect,

(i)           comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws; and

(ii)           conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

Section 8.2                      Negative Covenants.  So long as any Loan or any other amount payable hereunder or under any Note shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(a)           Limitation on Indebtedness.  Incur Indebtedness unless (i) there exists no Default or Event of Default and (ii) after giving effect to the incurrence of such Indebtedness, the Borrower will be in compliance with the financial covenant set forth in Section 8.3(a) on a Pro Forma Basis.

(b)           Limitation on Liens.  Create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any of its Property, whether now owned or hereafter acquired, except for the following (the “Permitted Liens”):

(i)           Liens securing the liabilities and obligations of the Borrower under the Loan Documents and Liens securing any Hedging Obligations to the extent such Liens are granted on a pari passu basis with each other;

(ii)           Liens in favor of the Borrower or any Subsidiary Guarantors;

(iii)           Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Borrower or any Subsidiary of the Borrower; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower or such Subsidiary;

(iv)           Liens on property existing at the time of acquisition of the property by the Borrower or any Subsidiary of the Borrower; provided, that such Liens were in existence prior to the contemplation of such acquisition;

(v)           Liens to secure the performance of statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(vi)           Liens existing on the Closing Date listed on Schedule 8.2(b)(vi);

(vii)           Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

 (ix)           Liens securing any Indebtedness that is issued pursuant to the General and Refunding Mortgage Indenture;

 (x)           Liens, including pledges, rights of offset and bankers’ liens, on deposit accounts, instruments, investment accounts and investment property (including cash, cash equivalents and marketable securities) from time to time maintained with or held by any financial and/or depository institutions, in each case solely to secure any and all obligations now or hereafter existing of the Borrower or any of its Subsidiaries in connection with any deposit account, investment account or cash management service (including ACH, Fedwire, CHIPS, concentration and zero balance accounts, and controlled disbursement, lockbox or restricted accounts) now or hereafter provided by any financial and/or depository institutions to or for the benefit of the Borrower or any of its Subsidiaries;

(xi)           Liens in favor of the United States Department of Energy in connection with the Borrower’s smart grid assets purchased with a grant from the United States Department of Energy under the American Recovery and Reinvestment Act;

(xii)           Liens that constitute “Permitted Liens” as defined in the General and Refunding Mortgage Indenture as in effect on the Closing Date except for Liens permitted by clause (c) of such definition of “Permitted Liens” in the General and Refunding Mortgage Indenture as in effect on the Closing Date;

(xiii)           the Lien in favor of the Indenture Trustee on the Mortgaged Property; and

(xiv)           Other Liens securing Indebtedness not to exceed, at any one time outstanding, $35,000,000.

(c)           Limitation on Fundamental Changes.  Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

(i)           any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided, that the Borrower shall be the continuing or surviving corporation);

(ii)           any Subsidiary of the Borrower may be merged or consolidated with another Subsidiary of the Borrower; and

(ii)           any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower.

(d)           Limitation on Disposition of Property; Issuance of Subsidiary Capital Stock.  Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:

(i)           the Disposition of obsolete or worn out property in the ordinary course of business.

(ii)           the sale of inventory in the ordinary course of business.

(iii)           (A) the issuance of Equity Interests by a Subsidiary to the Borrower or another Subsidiary or (B) the sale of any Subsidiary’s Capital Stock to the Borrower.

(iv) the transfer of assets between or among the Borrower and its Subsidiaries.

(v) a Restricted Payment that is permitted by Sections 8.2(e).

(vi) the transfer of assets by the Borrower and its Subsidiaries required under statute or regulation in connection with renewable energy contracts.

(vii) sales, transfers or other Dispositions of assets, including Capital Stock of Subsidiaries, for consideration at least equal to the fair market value of the assets Disposed of, but only if the consideration received consists of Capital Stock of a Person that becomes a Subsidiary engaged in, or property or assets (other than cash, except to the extent used as a bona fide means of equalizing the value of the property or assets involved in the swap transaction) of a nature or type that are used in, a Permitted Business; provided, that, the fair market value of any assets Disposed of shall be determined by the Board of Directors of the Borrower and based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value of the assets Disposed of exceeds $25,000,000.

(viii)            Dispositions not otherwise permitted by this Section 8.2(d); provided, that:
(A) the aggregate amount of Dispositions made in accordance with this clause (viii), in any fiscal year, shall not exceed 10% of the Consolidated Assets, as determined as of the last day of the fiscal year prior to the fiscal year in which the Dispositions are made;

(B)           the Borrower (or the Subsidiary, as the case may be) receives consideration at the time of such Disposition at least equal to the fair market value of the assets Disposed of (the fair market value of any assets Disposed of shall be determined by (x) a Responsible Officer of the Borrower if the fair market value is less than $25,000,000 or (y) the Board of Directors of the Borrower, if the fair market value is $25,000,000 or greater and based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing);

(C)           at least seventy-five percent (75%) of the consideration received in connection with the Disposition shall be in the form of cash.  Strictly for purposes of this Section 8.2(d)(viii)(C), each of the following shall be deemed to be cash:

(1)           any liabilities, as shown on the most recent financial statements delivered by the Borrower pursuant to Section 8.1(a), of the Borrower or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee or purchaser of such assets Disposed of pursuant to a customary novation agreement that releases the Borrower or such Subsidiary from further liability; and

(2)           any securities, notes or other obligations received by the Borrower or any such Subsidiary from such transferee or purchaser of the assets Disposed of that are contemporaneously, subject to ordinary settlement periods, converted by the Borrower or such Subsidiary into cash, to the extent of the cash received in that conversion; and

(D)           within three hundred sixty-five (365) days of the receipt by the Borrower or any Subsidiary of any Net Proceeds from any Disposition under this Section 8.2(d)(viii), the Borrower shall apply such Net Proceeds at its option:

        (1) to repay outstanding Indebtedness issued pursuant to the General and Refunding Mortgage Indenture or any Indebtedness which is indirectly secured thereby;

        (2) to acquire all or substantially all of the assets of, or a majority of the voting Capital Stock of, a business that the Borrower is permitted to engage in pursuant to and in accordance with Section 8.2(l) (a “Permitted Business”);

        (3) to make a capital expenditure; and/or

        (4) to acquire other long-term assets that are used or useful in connection with a Permitted Business.

The amount of any Net Proceeds of a Disposition that are not applied as set forth above (“Excess Net Proceeds”) shall cause a reduction in the Commitments in the amount of such Excess Net Proceeds in accordance with Section 2.3(a).

(ix)           the sale of the Borrower’s California electric distribution and generation assets to the California Pacific Electric Company as described on page 118 of the Borrower’s annual report on form 10-K for the fiscal year ended December 31, 2009 under the caption “SPPC California Divestiture Filing”; and

(x)           Dispositions not otherwise permitted under this Section 8.2(d), in an amount not to exceed a fair market value of $25,000,000, in the aggregate, during any fiscal year of the Borrower.

(e)           Limitation on Restricted Payments.  (i) Declare or pay any dividend or make any other payment or distribution on account of the Borrower’s or any of its Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Borrower or any of its Subsidiaries) or to the direct or indirect holders of the Borrower’s or any of its Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests of the Borrower) or to the Borrower or a Subsidiary of the Borrower or (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Borrower) any Equity Interests of the Borrower or any direct or indirect parent of the Borrower (all such payments and other actions set forth in clauses (i) and (ii) above being collectively referred to as “Restricted Payments”), unless, (i) there exists no Default or Event of Default and (ii) after giving effect to such Restricted Payment, the Borrower will be in compliance with the financial covenant set forth in Section 8.3(a) on a Pro Forma Basis; provided, however, the preceding provisions will not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this clause (e), (2) the payment of any dividend by a Subsidiary of the Borrower to the holders of its Equity Interests on a pro rata basis and (3) the payment of any distribution by a Trust Preferred Vehicle to holders of such trust’s preferred beneficial interests, to the extent such distribution does not exceed the amount that is contemporaneously received by such trust as a payment of interest at its Stated Maturity on the Subordinated Debt of the Borrower held by such trust.

(f)           Modifications of Instruments, etc.  Amend or modify in any manner adverse to the Lenders (as reasonably determined by the Administrative Agent) (i) its certificate of incorporation or (ii) the General and Refunding Mortgage Indenture.

(g)           Limitation on Transactions with Affiliates.  Except as set forth on Schedule 8.2(g), enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Subsidiary) unless such transaction is (i) otherwise permitted under this Agreement, (ii) in the ordinary course of business or consistent with past practice of the Borrower or such Subsidiary, as the case may be, and (iii)

upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.

(h)           Limitation on Changes in Fiscal Periods.  Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower’s method of determining fiscal quarters.

(i)           Limitation on Negative Pledge Clauses.  Enter into or suffer to exist or become effective any agreement that (i) prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations, other than (x) this Agreement and the other Loan Documents, (y) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (z) any restriction in effect on the date hereof or (ii) contains covenants more restrictive than the covenants in this Section 8.2, unless the Borrower offers to amend this Agreement, concurrently with the effectiveness of such other agreement, to provide covenants under this Agreement equivalent to the more restrictive covenants under such other agreement for so long as such more restrictive covenants remain in effect under such other agreement.

        (j)           Limitation on Assets in Subsidiaries.  Permit less than 80% of the Consolidated Assets of the Borrower and its Subsidiaries to be held by Persons other than the Borrower.

(k)           Limitation on Modifications to Subordinated Debt.  Amend, supplement or otherwise modify any documentation governing any Subordinated Debt (other than (i) amendments to such Subordinated Debt which reduce the interest rate or extend the maturity thereof and (ii) waivers of compliance by the Borrower with any of the terms or conditions of such Subordinated Debt (except those terms or conditions which by their terms are for the benefit of the Lenders)).

(l)           Limitation on Lines of Business.  Engage in any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

(m)           Limitation on Release from Liens.  Cause the Liens of the General and Refunding Mortgage Indenture and related security documents, upon any assets, to be released, except in connection with a Disposition of such assets permitted by Section 8.2(d); provided, that within one hundred and eighty (180) days after any such release, the Borrower will either (i) Dispose of such assets or (ii) subject such assets again to the Lien of the General and Refunding Mortgage Indenture.

(n)           Limitation on Subsidiary Guarantees.  Permit any Subsidiary to Guarantee the payment of any Indebtedness of the Borrower unless:

(i)           such Subsidiary simultaneously executes and delivers to the Administrative Agent a Subsidiary Guarantee of such Subsidiary, except that, with respect to a Guarantee of Indebtedness of the Borrower if such Indebtedness is by its express terms subordinated in right of payment to the Loans and other Obligations, any such Guarantee of such Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Subsidiary’s Subsidiary Guarantee with respect to the Loans and such other Obligations substantially to the same extent as such Indebtedness is subordinated to the Loans and such other Obligations;

(ii)           such Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Borrower or any other Subsidiary of the Borrower as a result of any payment by such Subsidiary under its Subsidiary Guarantee of the Loans and other Obligations; and

(iii)           such Subsidiary shall deliver to the Administrative Agent an opinion of counsel to the effect that (A) such Subsidiary Guarantee has been duly executed and authorized and (B) such Subsidiary Guarantee constitutes a valid, binding and enforceable obligation of such Subsidiary, except insofar as enforcement thereof may be limited by applicable Debtor Relief Laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided, that this Section shall not be applicable to any Guarantee of any Subsidiary that (A) existed at the time such Person became a Subsidiary of the Borrower and (B) was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Borrower.

Notwithstanding the foregoing and the other provisions of this Agreement, in the event a Subsidiary Guarantor is sold or Disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction) to a Person which is not the Borrower or a Subsidiary of the Borrower, such Subsidiary Guarantor will be released from its obligations under its Subsidiary Guarantee if (1) the sale or other Disposition is in compliance with Section 8.2(d) and (2) the Subsidiary Guarantor is also released or discharged from its obligations under the Guarantee which resulted in the creation of such Subsidiary Guarantee, except by or as a result of payment under such Guarantee.

(o)           Use of Proceeds.  Use the proceeds of any Extension of Credit, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

(p)           Payment of Subordinated Debt.  Make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Debt, except for any scheduled payment of interest or the payment of principal at the Stated Maturity thereof and except for payments made in respect of Subordinated Debt that constitutes trust preferred securities pursuant to a Trust Preferred Vehicle permitted hereunder.

Section 8.3           Financial Covenant.

(a)           Maximum Leverage.  The Borrower shall not permit the ratio of (a) Consolidated Indebtedness to (b) Consolidated Capital, determined as of the last day of each fiscal quarter, to exceed 0.68 to 1.00.

(b)           Compliance Period.  The covenant set forth in subsection (a) above shall have no further force or effect, and the Borrower shall no longer be required to comply therewith, at any time after the Maturity Date, unless at any such time any Loan or any other amount payable hereunder or under any Note shall remain unpaid or any Letter of Credit shall remain outstanding.

ARTICLE IX

DEFAULTS

Section 9.1          Events of Default.  If any of the following events shall occur and be continuing, the Administrative Agent and the Lenders shall be entitled to exercise the remedies set forth in Section 9.2:

(a)           The Borrower shall:

(i)           fail to pay any principal of any Loan or any LC Obligation when due in accordance with the terms hereof; or

(ii)           fail to pay any interest on any Loan or any LC Obligation, or any other amount payable hereunder or under any other Loan Document, within five (5) days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

(b)           Any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

(c)           The Borrower shall default in the observance or performance of any agreement contained in clause (A) or (B) of Section 8.1(d)(i), Section 8.1(g)(i), Section 8.2 or Section 8.3; or

(d)           The Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of thirty (30) days; or

(e)           (i) The Borrower or any of its Subsidiaries shall (A) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantees, but excluding the Loans) on the scheduled or original due date with respect thereto; or (B) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (C) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee) to become payable; or (ii) the Borrower or any of its Subsidiaries shall, (A) default in making any payment of any amount owing to a counterparty under any Hedge Agreement beyond the period of grace, if any, provided in such Hedge Agreement; or (B) default in the observance or performance of any other agreement or condition relating to any such Hedge Agreement or contained in such Hedge Agreement or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the counterparty under such Hedge Agreement to cause, with the giving of notice if required, the Borrower or such Subsidiary to make a termination payment, payment of liquidated damages or similar payment under such Hedge Agreement (collectively, “Payment Amounts”); provided, that a default, event or condition described in clause (i) or (ii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i) and (ii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness and/or Payment Amounts the outstanding principal amount of which exceeds $35,000,000 in the aggregate ; or

(f)           (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)           (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, any Single Employer Plan shall be deemed to be in “at risk status” as defined in Section 430(i)(4) of the Code, or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders shall be likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

(h)           One or more judgments, decrees or orders shall be entered against the Borrower or any of its Subsidiaries involving for the Borrower and its Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company (that shall be rated at least “A” by A.M. Best Company) has acknowledged coverage) that exceeds more than $35,000,000 in the aggregate (with credit for any applicable insurance coverage) and all such judgments, decrees or orders shall not have been vacated, discharged, stayed, paid or bonded pending appeal within sixty (60) days from the entry thereof; or

(i)           Any of the Loan Documents or the General and Refunding Mortgage Indenture (or any security documents executed in connection therewith) shall cease for any reason to be in full force and effect, or the Borrower or any Affiliate of the Borrower shall so assert; or any Lien created by any of the Loan Documents or the General and Refunding Mortgage Indenture (or any security documents executed in connection therewith) shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(j)           Any Event of Default under (and as defined in) the General and Refunding Mortgage Indenture shall occur; or

(k)           Any Change of Control shall occur; or

(l)           At any time any of the Issuing Banks shall have been served with or otherwise subjected to a court order, injunction, or other process or decree issued or granted at the instance of the Borrower restraining or seeking to restrain such Issuing Bank from paying any amount under any Letter of Credit issued by it and either (i) there has been a drawing under such Letter of Credit which such Issuing Bank would otherwise be obligated to pay or (ii) the stated expiration date or any reduction of the stated amount of such Letter of Credit has occurred but the right of the beneficiary to draw thereunder has been extended to a date after the Letter of Credit Expiration Date in connection with the pendency of the related court action or proceeding; or

(m)           Any Subordinated Debt shall cease (or the Borrower or an Affiliate of the Borrower shall so assert), for any reason, to be validly subordinated to the Obligations as provided in the agreements evidencing the Subordinated Debt.

Section 9.2            Remedies.  Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

(a)           Acceleration; Termination of Facilities.  Terminate the Commitments and declare the principal of and interest on the Loans at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, the Outstanding Amount of all LC Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all other Obligations (other than Hedging Obligations and Treasury Management Obligations), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the credit facility under this Agreement and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 9.1(f), the Commitments shall be automatically terminated and all Obligations (other than Hedging Obligations and Treasury Management Obligations) shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

(b)           Letters of Credit.  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to Section 9.2(a), the Borrower shall at such time deposit in a Cash Collateral account opened by and under the control of the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit.  Amounts held in such Cash Collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations on a pro rata basis.  After all such Letters of Credit shall have expired or been fully drawn upon, the Outstanding Amount of all LC Obligations shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such Cash Collateral account shall be returned to the Borrower.

(c)           Rights of Collection.  Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents, the General and Refunding Mortgage Bonds, the General and Refunding Mortgage Indenture and Applicable Law, in order to satisfy all of the Obligations.

Section 9.3           Rights and Remedies Cumulative; Non-Waiver; etc.  The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise.  No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.  No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

Section 9.4          Crediting of Payments and Proceeds.  In the event that the Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 9.2, all payments received by the Lenders (and in the case of Hedge Agreements and Treasury Management Agreements, Affiliates of Lenders) upon the Obligations and all net proceeds from the enforcement of the Obligations shall be applied:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Banks in their respective capacities as such and the Swingline Lender in its capacity as such (ratably among the Administrative Agent and the Issuing Banks in proportion to the respective amounts described in this clause First payable to them);

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders, including attorney fees (ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them);

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and LC Borrowings and any Hedging Obligations (including any accrued and unpaid interest thereon, but excluding any termination payments paid pursuant to clause Fourth) (ratably among the Lenders (and, in the case of Hedging Obligations, Affiliates of Lenders) in proportion to the respective amounts described in this clause Third payable to them);

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and LC Borrowings, any termination payments then required to be paid in connection with Hedging Obligations, and payments due in connection with Treasury Management Obligations and to the Administrative Agent for the account of the Issuing Banks, to Cash Collateralize any LC Obligations (ratably among the Lenders and the Administrative Agent (and, in the case of Hedging Obligations and Treasury Management Obligations, Affiliates of Lenders), in proportion to the respective amounts described in this clause Fourth held by or payable to them); and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Section 9.5           Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or LC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.2, 4.8, 4.9 and 11.4) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.2, 4.8, 4.9 and 11.4.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

ARTICLE X

THE ADMINISTRATIVE AGENT

Section 10.1         Appointment and Authority.  Each of the Lenders and the Issuing Banks hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  Each of the Lenders and the Issuing Banks hereby authorizes the Administrative Agent to vote the General and Refunding Mortgage Bonds, or consent with respect thereto, at any meeting (or where the vote or consent of the bondholders is requested without a meeting) of the bondholders under the General and Refunding Mortgage Indenture.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and neither the Borrower nor any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions.

Section 10.2          Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 10.3          Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided, that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or any Requirement of Law; and

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.2 and 11.1) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Banks.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 10.4          Reliance by the Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Banks, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Banks unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Banks prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 10.5          Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 10.6          Resignation of Administrative Agent.

(a)           The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed, and shall not be required upon the occurrence or continuance of an Event of Default), in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Banks and without the requirement of the consent of any other Person (other than the successor Administrative Agent), appoint a successor Administrative Agent meeting the qualifications set forth above; provided, that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Banks under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Banks directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.4 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(b)           Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Bank and as Swingline Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swingline Lender, (ii) the retiring Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

Section 10.7         Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 10.8         No Other Duties, etc.  Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, book manager, lead manager, arranger, lead arranger or co-arranger listed on the cover page or signature pages hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder.

Section 10.9         Collateral and Guaranty Matters.  The Lenders and the Issuing Banks irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)           to release any Lien on any collateral granted to or held by the Administrative Agent under any Loan Document or to release the General and Refunding Mortgage Bonds (i) upon termination of the Commitments and payment in full of all Obligations under the Loan Documents (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Bank in their sole discretion shall have been made) or (ii) if approved, authorized or ratified in writing in accordance with Section 11.1;

(b)           to subordinate any Lien on any collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such collateral that is permitted by Section 8.2(b)(vi); and

(c)           to release any Subsidiary Guarantor from its obligations under the Subsidiary Guarantee if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under any Subsidiary Guarantee pursuant to this Section.

ARTICLE XI

MISCELLANEOUS

Section 11.1         Amendments, Etc.  No amendment or waiver of any provision of any Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender affected thereby, do any of the following:  (i) waive, modify or eliminate any of the conditions specified in Section 6.2, (ii) increase the Commitments of the Lenders or subject the Lenders to any additional obligations (other than as provided by this Agreement), (iii) reduce the principal of, or interest on, any Loan, any Applicable Margin or any fees or other amounts payable hereunder (other than fees payable to the Administrative Agent pursuant to Section 2.2(b)), (iv) extend the Revolving Credit Termination Date or the Letter of Credit Expiration Date or postpone any date fixed for any payment of principal of, or interest on, any Loan or any fees or other amounts payable hereunder (other than fees payable to the Administrative Agent pursuant to Section 2.2(b)), (v) change the definition of “Required Lenders” contained in Section 1.1 or change any other provision that specifies the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans or the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (vi) amend any Loan Document in a manner intended to prefer one or more Lenders over any other Lenders, (vii) take any action that would result in the General and Refunding Mortgage Bonds no longer being secured equally and ratably with all other securities issued and outstanding under the General and Refunding Mortgage Indenture or no longer being secured by direct and valid, duly perfected Liens on and security interests in the Mortgaged Property (as defined in the General and Refunding Mortgage Indenture), subject only to Permitted Liens (as such term is defined in the General and Refunding Mortgage Indenture), (viii) release the General and Refunding Mortgage Bonds or Subsidiary Guarantees, if any, except pursuant to the terms thereof or pursuant to Section 10.9 hereof, or change any provision of the General and Refunding Mortgage Bonds providing for the release of the General and Refunding Mortgage Bonds, or (ix) amend, waive or modify this Section 11.1.

Furthermore, (A) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, (B) no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank in addition to the Lenders required above to take such action, affect the rights or duties of the Issuing Banks under this Agreement or any other Loan Document and (C) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above to take such action, affect the rights or duties of the Swingline Lender under this Agreement or any other Loan Document.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than the Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders will require the consent of such Defaulting Lender.

Any request from the Borrower for any amendment, waiver or consent under this Section 11.1 shall be addressed to the Administrative Agent.  The Administrative Agent, as holder of the General and Refunding Mortgage Bonds, will not consent to any amendment or other modification of the General and Refunding Mortgage Indenture that requires the consent of holders of all securities issued thereunder, without the consent of each Lender.

Section 11.2         Notices, Etc.  All notices and other communications provided for hereunder and under the other Loan Documents shall be in writing (including telegraphic, facsimile, telex or cable communication) and mailed, sent via electronic mail, telegraphed, telecopied, telexed, cabled or delivered, (i) if to the Borrower, at the address specified on Schedule 11.2; (ii) if to any Lender listed on Schedule 11.2, at its Domestic Lending Office specified under its name on Schedule 11.2; (iii) if to any Issuing Bank, at its address specified on Schedule 11.2; (iv) if to any Lender other than a Lender listed on Schedule 11.2, at its Domestic Lending Office specified in the Assignment and Assumption pursuant to which it became a Lender; and (v) if to Bank of America as Administrative Agent or Swingline Lender, at its address specified on Schedule 11.2; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties.  All such notices and communications shall, when mailed, sent via electronic mail, telegraphed, telecopied, telexed or cabled, be effective five (5) days after being deposited in the mails, or when delivered to the telegraph company, telecopied, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent and/or any Issuing Bank pursuant to Article II, III, IV or X shall not be effective until received by the Administrative Agent and/or such Issuing Bank, as the case may be.

Section 11.3         No Waiver of Remedies.  No failure on the part of the Borrower, any Lender, the Issuing Banks or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 11.4          Costs, Expenses and Indemnification.

(a)           Costs and Expenses.  The Borrower hereby agrees to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Banks (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Banks), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)           Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Banks, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims (including, without limitation, any environmental claims or civil penalties or fines assessed by OFAC), damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Banks to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any environmental claim related in any way to the Borrower or any of its Subsidiaries, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including, without limitation, any environmental claims or civil penalties or fines assessed by OFAC), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses  are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee.

(c)           Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Banks or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Banks or such Related Party, as the case may be, such Lender’s Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Banks in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Banks in connection with such capacity.  The obligations of the Lenders under this clause (c) are subject to the provisions of Section 5.5.

(d)           Waiver of Consequential Damages, Etc.  To the fullest extent permitted by any Requirement of Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)           Payments.  All amounts due under this Section shall be payable promptly after demand therefor.

Section 11.5         Right of Set-off; Payments Set Aside.

(a)           If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Banks and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by any Requirement of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Banks or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower or now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Banks, irrespective of whether or not such Lender or the Issuing Banks shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Banks different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender or the Issuing Banks and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or the Issuing Banks or their respective Affiliates may have.  Each Lender or the Issuing Banks agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application.

(b)           The Borrower agrees that it shall have no right of off set, deduction or counterclaim in respect of its obligations hereunder, and that the obligations of the Lenders hereunder are several and not joint.  Nothing contained herein shall constitute a relinquishment or waiver of the Borrower’s rights to any independent claim that the Borrower may have against the Administrative Agent or any Lender for the Administrative Agent’s or such Lender’s, as the case may be, gross negligence or willful misconduct, but no Lender shall be liable for any such conduct on the part of the Administrative Agent or any other Lender, and the Administrative Agent shall not be liable for any such conduct on the part of any Lender.

(c)            To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any Issuing Bank or any Lender, or the Administrative Agent, any Issuing Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender and each Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the Issuing Banks under clause (ii) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 11.6              Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender and each Issuing Bank that such Lender or Issuing Bank, as applicable, has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Lender and each Issuing Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

Section 11.7               Successors and Assigns; Participations.

(a)           Successors and Assigns Generally.  The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent, the Issuing Banks and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in Letters of Credit and in Swingline Loans) at the time owing to it); provided; that any such assignment shall be subject to the following conditions:

(i)           Minimum Amounts.

(A)           in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the related Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)           in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the case of an assignment of a Commitment unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Lender's Loans and Commitments, and rights and obligations with respect thereto, assigned, except that this clause (ii) shall not apply to the Swingline Lender's rights and obligations in respect of Swingline Loans;

(iii)           Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)           the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Default or an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B)           the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C)           the consent of each Issuing Bank (each such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment; and

(D)           the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment.

(iv)           Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that (x) such processing and recordation fee shall not be required in the case of any assignment to a Lender, an Affiliate of a Lender or an Approved Fund and (y) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)           No Assignment to Borrower.  No such assignment shall be made to the Borrower or any of the Borrower's Affiliates or Subsidiaries.

(vi)           No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

(vii)           No Assignment to Defaulting Lender.  No such assignment shall be made to a Defaulting Lender.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 11.7, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 5.4, 5.6 and 11.4 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the Eligible Assignee.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)           Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and Letters of Credit owing to, each Lender pursuant to the terms hereof from time to time (the "Register").  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)           Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in Letters of Credit and/or

Swingline Loans) owing to it); provided; that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the Issuing Banks shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11.1 that affects such Participant.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.4, and 5.6 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 11.5 as though it were a Lender, provided such Participant agrees to be subject to Section 5.5 as though it were a Lender.

(e)           Limitation on Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 5.4 or 5.6 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.6 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.6 as though it were a Lender.

(f)           Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)           Resignation as Issuing Bank or Swingline Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if any Lender acting as an Issuing Bank or the Swingline Lender assigns all of its Commitment pursuant to subsection (b) above, such Lender may, (i) upon thirty (30) days' notice to the Borrower and the Lenders, resign as an Issuing Bank and/or (ii) upon thirty (30) days' notice to the Borrower, resign as Swingline Lender.  In the event of any such resignation as an Issuing Bank or Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Bank or Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of such Lender as an Issuing Bank or Swingline Lender, as the case may be.  If a Lender resigns as an Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Bank and all LC Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations pursuant to Article IV).  If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 3.8(c).  Upon the appointment of a successor Issuing Bank and/or Swingline Lender, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swingline Lender, as the case may be, and (2) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the resigning Issuing Bank to effectively assume the obligations of the resigning Issuing Bank with respect to such Letters of Credit.

Section 11.8        Confidentiality.  Each of the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Banks agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, credit insurance providers, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder, under any other Loan Document or Hedge Agreement or Treasury Management Agreement entered into with a Lender or an Affiliate of a Lender or any action or proceeding relating to this Agreement, any other Loan Document or Hedge Agreement or Treasury Management Agreement entered into with a Lender or an Affiliate of a Lender or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement, (g)(i) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (ii) an investor or prospective investor in securities issued by an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such securities issued by the Approved Fund, (iii) a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for securities issued by an Approved Fund, or (iv) a nationally recognized rating agency that requires access to information regarding the Borrower and its Subsidiaries, the Loans and Loan Documents in connection with ratings issued in respect of securities issued by an Approved Fund (in each case, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Swingline Lender, any Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender, the Swingline Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by any the Borrower or any of its Subsidiaries; provided, that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 11.9        Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN

THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.10      Governing Law; Submission to Jurisdiction.  This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to the conflicts of laws principles thereof).  The Borrower, the Lenders, the Issuing Banks and the Administrative Agent each (a) irrevocably submits to the jurisdiction of any New York State court or Federal court sitting in New York, New York in any action arising out of any Loan Document, (b) agrees that all claims in such action may be decided in such court, (c) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (d) consents to the service of process by mail.  A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions.  Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

Section 11.11      Relation of the Parties; No Beneficiary.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lenders and the Joint Lead Arrangers, are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Lenders and the Joint Lead Arrangers, on the other hand, (ii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent, each Lender and each Joint Lead Arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary, for the Borrower or any of Affiliates or any other Person and (ii) neither the Administrative Agent nor any Lender nor any Joint Lead Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, each Lender and each Joint Lead Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any Lender nor any Joint Lead Arranger has any obligation to disclose any of such interests to the Borrower or its Affiliates.  To the fullest extent permitted by law, the Borrower hereby waives and releases, any claims that it may have against the Administrative Agent, any Lender or any Joint Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 11.12       Execution in Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11.13       Survival of Agreement.  All covenants, agreements, representations and warranties made herein and in the certificates pursuant hereto shall be considered to have been relied upon by the Administrative Agent, the Issuing Banks and the Lenders and shall survive the making by the Lenders of the Extensions of Credit and the execution and delivery to the Lenders of any Notes evidencing the Extensions of Credit and shall continue in full force and effect so long as any Note or any amount due hereunder or under any other Loan Document is outstanding and unpaid, any Letter of Credit is outstanding, or any Commitment of any Lender has not been terminated.

Section 11.14       Survival of Indemnities.  Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XI and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

Section 11.15       Patriot Act Notice.  Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Borrower that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

Section 11.16       Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.17       Electronic Execution of Assignments and Certain Other Documents.  The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 11.18        Defaulting Lenders.

(a)           Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)           Waivers and Amendments.  That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.1.

(ii)           Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to

Section 11.5), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Issuing Banks or Swingline Lender hereunder; third, if requested by an Issuing Bank or the Swingline Lender, to be held as Cash Collateral for Fronting Exposure; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or the Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if (x) such payment is a payment of the principal amount of any Loans or LC Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or LC Borrowings were made at a time when the conditions set forth in Section 6.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Borrowings owed to, that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 11.18(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)           Certain Fees.  Such Defaulting Lender (A) shall not be entitled to receive any Commitment Fee pursuant to Section 2.2(a) for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender) and (B) shall be limited in its right to receive Letter of Credit Fees as provided in Section 4.8).

(iv)           Reallocation of Applicable Percentages to Reduce Fronting Exposure.  During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swingline Loans, the “Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (A) the Commitment of that non-Defaulting Lender minus (B) the aggregate Outstanding Amount of the Revolving Loans of that Lender.

(b)           Defaulting Lender Cure.  If the Borrower, the Administrative Agent, the Swingline Lender and the Issuing Banks agree in writing in their sole discretion that a Defaulting Lender no longer falls under the definition of “Defaulting Lender”, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Percentages (without giving effect to Section 11.18(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 11.19        Cash Collateral.

(a)           Certain Credit Support Events.  Upon the request of the Administrative Agent or an Issuing Bank (i) if an Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an LC Borrowing or (ii) if, as of the Letter of Credit Expiration Date, any LC Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately repay the LC Borrowing or Cash Collateralize the then Outstanding Amount of all LC Obligations.  At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, an Issuing Bank or the Swingline Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 11.18(a)(iv) and any Cash Collateral provided by the Defaulting Lender).  If ninety (90) days subsequent to the Closing Date any Existing Letter of Credit is outstanding, then, promptly upon the request of Union Bank, as Issuing Bank for the Existing Letters of Credit, the Borrower shall Cash Collateralize the Outstanding Amount of all LC Obligations related to such outstanding Existing Letters of Credit. Failure to promptly provide such Cash Collateral after request by Union Bank shall constitute an Event of Default.

(b)           Grant of Security Interest.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent.  The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Banks and the Lenders (including the Swingline Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 11.19(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c)           Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 11.19 or Sections 2.3, 3.8, 5.5, 9.2 or Article IV in respect of Letters of Credit or Swingline Loans shall be held and applied to the satisfaction of the specific LC Obligations, Swingline Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)           Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of the Borrower shall not be released during the continuance of an Event of Default (and following application as provided in this Section 11.19 may be otherwise applied in accordance with Section 9.4), and (y) the Person providing Cash Collateral and the applicable Issuing Bank or Swingline Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

Section 11.20        Press Releases and Related Matters.  The Borrower and its Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of the Administrative Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Loan Documents without the prior written consent of such Person, unless (and only to the extent that) the Borrower or such Affiliate is required to do so under law and then, in any event, the Borrower or such Affiliate will consult with such Person before issuing such press release or other public disclosure; provided, however, the Borrower and its Affiliates shall not be required to obtain the prior written consent of any Person or consult with any Person prior to any public disclosure required (a) pursuant to any federal securities laws applicable to the Borrower or any of its Subsidiaries, (b) pursuant to the rules and regulations governing the New York Stock Exchange or any other stock exchange or quotation service from time to time applicable to the Borrower or any of its Subsidiaries or (c) by any other Governmental Authority.  The Borrower and its Subsidiaries consent to the publication by the Administrative Agent or any Lender of customary advertising material relating to the transactions contemplated by this Agreement and the Loan Documents using the name, product photographs, logo or trademark of the Borrower and its Subsidiaries.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SIERRA PACIFIC POWER COMPANY d/b/a NV ENERGY

By:	/s/ E. Kevin Bethel
Name:	E. Kevin Bethel
Title:	Interim Chief Financial Officer, Interim Treasurer, Vice President, Chief Accounting Officer and Controller

[Signature pages continue]

[Sierra Pacific Power Credit Agreement]

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ William A. Cessna
Name:	William A. Cessna
Title:	Vice President

BANK OF AMERICA, N.A.,
as a Lender, Swingline Lender and an Issuing Bank

By:	/s/ Patrick Martin
Name:	Patrick Martin
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Philip K. Liebscher
Name:	Philip K. Liebscher
Title:	Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender and an Issuing Bank

By:	/s/ Henry R. Biedrzycki
Name:	Henry R. Biedrzycki
Title:	Director

THE ROYAL BANK OF SCOTLAND PLC,
as a Lender and an Issuing Bank

By:	/s/ Belinda Tucker
Name:	Belinda Tucker
Title:	Senior Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as a Lender

By:	/s/ Marcus M. Tarkington
Name:	Marcus M. Tarkington
Title:	Director

By:	/s/ Enrique Landaeta
Name:	Enrique Landaeta
Title:	Vice President

JP MORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Nancy R. Barwig
Name:	Nancy R. Barwig
Title:	Vice President

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory

UBS LOAN FINANCE LLC,
as a Lender

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Sam Yoo
Name:	Sam Yoo
Title:	Assistant Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:	/s/ Shaheen Malik
Name:	Shaheen Malik
Title:	Vice President

By:	/s/ Kevin Buddhdew
Name:	Kevin Buddhdew
Title:	Associate

BNP PARIBAS,
as a Lender

By:	/s/ Pasquale A. Perraglia IV
Name:	Pasquale A. Perraglia IV
Title:	Vice President

By:	/s/ Mark A. Renaud
Name:	Mark A. Renaud
Title:	Managing Director

CITIBANK, N.A.,
as a Lender

By:	/s/ Mary Beth Mandanas
Name:	Mary Beth Mandanas
Title:	Vice President

THE BANK OF NEW YORK MELLON,
as a Lender

By:	/s/ Mark W. Rogers
Name:	Mark W. Rogers
Title:	Vice President

THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ Thane Rattew
Name:	Thane Rattew
Title:	Managing Director

UNION BANK, N.A.,
as a Lender and an Issuing Bank

By:	/s/ Jeff Fesenmaier
Name:	Jeff Fesenmaier
Title:	Vice President

CIBC, INC.,
as a Lender

By:	/s/ Robert Casey
Name:	Robert Casey
Title:	Executive Director

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Philip K. Liebscher
Name:	Philip K. Liebscher
Title:	Senior Vice President

SOCIÉTÉ GÉNÉRALE
as a Lender

By:	/s/ Yao Wang
Name:	Yao Wang
Title:	Vice President

SUNTRUST BANK,
as a Lender

By:	/s/ Andrew Johnson
Name:	Andrew Johnson
Title:	Director

THE NORTHERN TRUST COMPANY,
as a Lender

By:	/s/ Morgan A. Lyons
Name:	Morgan A. Lyons
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Raymond J. Palmer
Name:	Raymond J. Palmer
Title:	Senior Vice President, Utilities Division

EXHIBIT A-1

FORM OF REVOLVING NOTE

FOR VALUE RECEIVED, the undersigned, SIERRA PACIFIC POWER COMPANY d/b/a NV ENERGY, a Nevada corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of _________________ or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Revolving Loan from time to time made by the Lender to the Borrower under the Credit Agreement.  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the date thereof until the date of actual payment (and before as well as after judgment) computed at the rate per annum set forth in the Credit Agreement.

This Revolving Note is one of the Revolving Notes referred to in, and is entitled to the benefits of, that certain Credit Agreement, dated as of April 28, 2010 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), among the Borrower, the Lenders and Issuing Banks from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and an Issuing Bank.  The Credit Agreement, among other things, (a) provides for the making of Revolving Loans by the Lender to the Borrower from time to time, the indebtedness of the Borrower resulting from each such Revolving Loan being evidenced by this Revolving Note and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

The Lender may attach schedules to this Revolving Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.

The Indebtedness evidenced by this Revolving Note is senior in right of payment to all Subordinated Debt.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, demand, protest and notice of any kind.  No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Revolving Note shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to the conflicts of laws principles thereof).

SIERRA PACIFIC POWER COMPANY d/b/a NV ENERGY, a Nevada corporation

By:   _______________________________________
Name:  _____________________________________
Title:    _____________________________________

EXHIBIT A-2

FORM OF SWINGLINE NOTE

FOR VALUE RECEIVED, the undersigned, SIERRA PACIFIC POWER COMPANY d/b/a NV ENERGY, a Nevada corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of BANK OF AMERICA, N.A. or its registered assigns (the “Swingline Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Swingline Loan from time to time made by the Swingline Lender to the Borrower under the Credit Agreement.  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each Swingline Loan from the date of such Swingline Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.  All payments of principal and interest shall be made directly to the Swingline Lender in Dollars in immediately available funds.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the rate per annum set forth in the Credit Agreement.

This Swingline Note is the Swingline Note referred to in, and is entitled to the benefits of, that certain Credit Agreement, dated as of April 28, 2010 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), among the Borrower, the Lenders and Issuing Banks from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swingline Lender and an Issuing Bank.  The Credit Agreement, among other things, (a) provides for the making of Swingline Loans by the Swingline Lender to the Borrower from time to time, the indebtedness of the Borrower resulting from each such Swingline Loan being evidenced by this Swingline Note and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

The Swingline Lender may attach schedules to this Swingline Note and endorse thereon the date, amount and maturity of its Swingline Loans and payments with respect thereto.

The Indebtedness evidenced by this Swingline Note is senior in right of payment to all Subordinated Debt.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, demand, protest and notice of any kind.  No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Swingline Note shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to the conflicts of laws principles thereof).

SIERRA PACIFIC POWER COMPANY d/b/a NV ENERGY, a Nevada corporation

By:   _______________________________________
Name:  _____________________________________
Title:    _____________________________________

EXHIBIT A-3

FORM OF NOTICE OF REVOLVING BORROWING

Date: __________, 201_

To:           Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

The undersigned, Sierra Pacific Power Company d/b/a NV Energy, a Nevada corporation (the “Borrower”), refers to that certain Credit Agreement, dated as of April 28, 2010 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), among the Borrower, the Lenders and Issuing Banks from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and an Issuing Bank, and hereby gives you notice, irrevocably, pursuant to Section 3.1 of the Credit Agreement that the undersigned hereby requests a Borrowing of Revolving Loans under the Credit Agreement, and in connection with such Borrowing sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 3.1(a) of the Credit Agreement:

(i)           The Business Day of the Proposed Borrowing is ____________, 201_.

(ii)           The Type of Loans comprising the Proposed Borrowing is [Base Rate Loans] [LIBOR Rate Loans].

(iii)           The aggregate principal amount of the Proposed Borrowing is $________.

(iv)           For Proposed Borrowing consisting of LIBOR Rate Loans: with an Interest Period of ___ months.

Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The Borrower hereby represents and warrants that (a) after giving effect to the Proposed Borrowing, (i) the Total Revolving Outstandings shall not exceed the Borrowing Limit and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender plus such Lender’s Percentage of all LC Obligations plus such Lender’s Percentage of the Outstanding Amount of all Swingline Loans shall not exceed such Lender’s Commitment, (b) each of the conditions set forth in Section 6.2 of the Credit Agreement has been satisfied on and as of the date of such Proposed Borrowing and (c) the Proposed Borrowing is made in compliance with Sections 3.3 and 3.4 of the Credit Agreement.

Very truly yours,

SIERRA PACIFIC POWER COMPANY d/b/a NV ENERGY, a Nevada corporation

By:  ________________________________________
Name:  ______________________________________
Title:    ______________________________________

EXHIBIT A-4

FORM OF NOTICE OF SWINGLINE BORROWING

Date: ____________, 201_

To:           Bank of America, N.A., as Swingline Lender

cc:           Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

The undersigned, Sierra Pacific Power Company d/b/a NV Energy, a Nevada corporation (the “Borrower”), refers to that certain Credit Agreement, dated as of April 28, 2010 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), among the Borrower, the Lenders and Issuing Banks from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and an Issuing Bank, and hereby gives you notice, irrevocably, pursuant to Section 3.8 of the Credit Agreement that the undersigned hereby requests a Borrowing of Swingline Loans under the Credit Agreement (the “Proposed Swingline Borrowing”), and in connection with such Proposed Swingline Borrowing sets forth below the information relating to such Proposed Swingline Borrowing as required by Section 3.8(b) of the Credit Agreement:

(i)           The Business Day of the Proposed Borrowing is ____________, 201_.

(ii)           The aggregate principal amount of the Proposed Borrowing is $________.

Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The Borrower hereby represents and warrants that (a) after giving effect to the Proposed Swingline Borrowing, (i) the Total Revolving Outstandings shall not exceed the Borrowing Limit and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender plus such Lender’s Percentage of all LC Obligations plus such Lender’s Percentage of the Outstanding Amount of all Swingline Loans shall not exceed such Lender’s Commitment, (b) each of the conditions set forth in Section 6.2 of the Credit Agreement has been satisfied on and as of the date of such Proposed Swingline Borrowing and (c) the Proposed Swingline Borrowing is made in compliance with Sections 3.4 and 3.8 of the Credit Agreement.

Very truly yours,

SIERRA PACIFIC POWER COMPANY d/b/a NV ENERGY, a Nevada corporation

By:   ________________________________________
Name:  ______________________________________
Title:    ______________________________________

EXHIBIT B

FORM OF NOTICE OF CONVERSION

Date: _______, 201_

To:           Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

The undersigned, Sierra Pacific Power Company d/b/a NV Energy, a Nevada corporation (the “Borrower”), refers to that certain Credit Agreement dated as of April 28, 2010 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), among the Borrower, the Lenders and Issuing Banks from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and an Issuing Bank, and hereby gives you notice, irrevocably, pursuant to Section 3.2 of the Credit Agreement that the undersigned hereby requests a Conversion under the Credit Agreement, and in connection with such Conversion sets forth below the information relating to such Conversion (the “Proposed Conversion”) as required by Section 3.2 of the Credit Agreement:

(i)           The Business Day of the Proposed Conversion is ________________, 201_.

(ii)           The Type of Loans comprising the Proposed Conversion is [Base Rate Loans] [LIBOR Rate Loans].

[(iii)           The Interest Period for each Loan to be Converted is _______months.]1

(iv)           The aggregate amount of the Proposed Conversion is $____________.

(v)           The Type of Loans to which such Loans are proposed to be Converted is [Base Rate Loans] [LIBOR Rate Loans].

[(vi)           The Interest Period for each Converted Loan made as part of the Proposed Conversion is ___ month(s).]2

Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1 To be included for a Proposed Conversion to LIBOR Rate Loans only.

2 To be included for a Proposed Conversion to LIBOR Rate Loans only.

The Borrower hereby certifies that its request for the Proposed Conversion is made in compliance with Sections 3.2, 3.3 and 3.4 of the Credit Agreement.  [The undersigned hereby acknowledges that the delivery of this Notice of Conversion shall constitute a representation and warranty by the Borrower that, on the date of the Proposed Conversion, no Default or Event of Default has occurred and is continuing or would result from the Proposed Conversion.]3

Very truly yours,

SIERRA PACIFIC POWER COMPANY d/b/a NV ENERGY, a Nevada corporation

By:  ___________________________________________
Name:  _________________________________________
Title:    _________________________________________

3 Include this bracketed sentence for Proposed Conversions to LIBOR Rate Loans, and delete if Proposed Conversion is into Base Rate Loans.

EXHIBIT C

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit, Guarantees and Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.           Assignor:                                ______________________________

2.           Assignee:                        ______________________________
                                                                [and is an Affiliate/Approved Fund of [identify Lender]]

3.            Borrower:                                Sierra Pacific Power Company d/b/a NV Energy, a Nevada corporation

4.            Agent:                                     Bank of America, N.A., as the administrative agent under the Credit Agreement

5.           Credit Agreement:                 Credit Agreement dated as of April 28, 2010 among the Borrower, the Lenders and Issuing Banks from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and an Issuing Bank

6.           Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned1	Percentage Assigned of Commitment/Loans2

7.           Trade Date:                                __________, 201_

8.           Effective Date:                           __________, 201_

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:                                                      [NAME OF ASSIGNOR]

By:______________________________
Name:
Title:

ASSIGNEE:                                                      [NAME OF ASSIGNEE]

By:______________________________
Name:
Title:

4Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

5 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[Consented to and]3 Accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By_________________________________
Name:
Title:

Consented to:

SIERRA PACIFIC POWER COMPANY d/b/a NV ENERGY,
a Nevada corporation

By________________________________
Name:
Title:

BANK OF AMERICA, N.A.,
as an Issuing Bank and as Swingline Lender

By:______________________________
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as an Issuing Bank

By________________________________
Name:
Title:

THE ROYAL BANK OF SCOTLAND PLC,
as an Issuing Bank

By________________________________
Name:
Title:

3 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

Annex 1 to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.           Representations and Warranties.

1.1.           Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.           Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements to be an assignee under Section 11.7(b)(iii), (v), (vi), and (vii) of the Credit Agreement (subject to such consents as may be required under Section 11.7(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.1(a) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.           Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.           General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and

Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York (without regard to the conflicts of laws principles thereof).

EXHIBIT D

SIERRA PACIFIC POWER COMPANY
d/b/a NV ENERGY

FORM OF OFFICER'S CERTIFICATE

April 28, 2010

This Officer’s Certificate is delivered pursuant to Section 6.1(e) of the Credit Agreement, dated as of April 28, 2010 (the “Credit Agreement”) among Sierra Pacific Power Company d/b/a NV Energy, a Nevada corporation (the “Borrower”), the Lenders and Issuing Banks from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and an Issuing Bank.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.  The undersigned, _________, the _________ of the Borrower hereby certifies to the Administrative Agent and the Lenders as follows:

1.           The representations and warranties of the Borrower contained in Article VII of the Credit Agreement or in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date.

2.           No Default exists as of the date hereof, or would result from the Extensions of Credit to be made on the date hereof or from the application of the proceeds thereof.

3.           The conditions precedent set forth in Sections 6.1 and 6.2 of the Credit Agreement are satisfied as of the date hereof.

4.           There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Borrower, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Borrower.

5.           The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Nevada.

6.           The NPC Credit Agreement is, or contemporaneously with the effectiveness of the Credit Agreement will be, effective on and as of the date hereof.

7.           Attached hereto as Exhibit A is a true and complete copy of the General and Refunding Mortgage Indenture as in effect on the date hereof, the General and Refunding Mortgage Bonds and all other documents required to be delivered pursuant to Section 6.1(g) of the Credit Agreement.

8.           Attached hereto as Exhibit B is a true and complete copy of all documents required to be delivered pursuant to Section 6.1(l) of the Credit Agreement.

Woodburn and Wedge and Choate, Hall & Stewart LLP are entitled to rely on this certificate in connection with the opinions that such firms are rendering pursuant to clauses (i) and (ii) of Section 6.1(f) of the Credit Agreement.  The undersigned acknowledges that (a) in entering into the Credit Agreement, the Administrative Agent, the Lenders and the Issuing Banks are entitled to rely and have, in fact, relied upon the statements contained herein and (b) any successor or assign of the Administrative Agent, the

Lenders and the Issuing Banks is entitled to rely upon the statements contained herein, such statements being made only as of the date hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned Responsible Officer of the Borrower has executed this Officer’s Certificate as of the date first written above.

SIERRA PACIFIC POWER COMPANY d/b/a NV ENERGY,
a Nevada corporation

By:  _________________________________________
Name:           ___________________________________
Title:           ____________________________________

EXHIBIT E

SIERRA PACIFIC POWER COMPANY
d/b/a NV ENERGY

FORM OF SECRETARY’S CERTIFICATE

April 28, 2010

This Secretary’s Certificate is delivered pursuant to Section 6.1(e) of the Credit Agreement dated as of April 28, 2010 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among Sierra Pacific Power Company d/b/a NV Energy, a Nevada corporation (the “Company”), the Lenders and Issuing Banks from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and an Issuing Bank.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.  I, _____________, do hereby certify that (a) I am the duly appointed, qualified and acting Secretary of the Company, (b) I am authorized to execute this certificate on behalf of the Company, and (c) as follows:

1.  Attached hereto as Exhibit A is a true and complete copy of the Restated Articles of Incorporation of the Company and all amendments thereto as in effect on the date hereof.  Such articles have not otherwise been amended, modified, rescinded or changed in any respect since their date of adoption and are in full force and effect on and as of the date hereof.

2.  Attached hereto as Exhibit B is a true and complete copy of the Bylaws of the Company, together with all amendments thereto, as in effect on the date hereof.  Such Bylaws have not been otherwise amended, modified, rescinded or changed in any respect since their date of adoption and are in full force and effect as of the date hereof.

3.  Attached hereto as Exhibit C is a true, complete and correct copy of the resolutions of the Board of Directors of the Company, duly adopted by said Board of Directors at a meeting held on October 30, 2009, at which a quorum was present and acting throughout; such resolutions were duly adopted and constitute all resolutions of the Board of Directors of the Company with respect to the authorization of the execution, delivery and performance of the Credit Agreement, the General and Refunding Mortgage Bonds and the agreements and transactions contemplated thereby and in connection therewith, and such resolutions have not been amended, modified, annulled or revoked, and are in full force and effect on the date hereof; and the instruments referred to in said resolutions of said Board of Directors were executed pursuant thereto and in compliance therewith.

4.  Attached hereto as Exhibit D is a true, complete and correct copy of a certificate of the Company setting forth the true and genuine signatures of the persons, each being a duly elected and qualified officer of the Company, authorized to execute and deliver on behalf of the Company each of the Loan Documents and any certificate or other document to be delivered by the Company pursuant to the Loan Documents.

5.  Attached hereto as Exhibit D is a true, complete and correct copy of the order of the Public Utilities Commission of Nevada, Docket No. 09-07024 dated November 2, 2009, authorizing the execution and delivery by the Company of the Credit Agreement and the agreements and transactions contemplated thereby and in connection therewith (including without limitation the issuance of the General and Refunding Mortgage Bonds), which order has not been rescinded and remains in full force and effect on the date hereof.

6.  Attached hereto as Exhibit E is a true, complete and correct copy of Decision 00-03-049 of the California Public Utilities Commission dated March 16, 2000, exempting the Borrower from any requirement to obtain the consent of the CPUC in connection with any financing transaction or granting of a security interest, provided that such transaction or grant is subject to regulation by the Public Utilities Commission of Nevada, and such exemption granted to the Borrower pursuant to such order has not been rescinded, revoked or otherwise modified and remains in full force and effect.

Woodburn and Wedge and Choate, Hall & Stewart LLP are entitled to rely on this certificate in connection with the opinions that such firms are rendering pursuant to clauses (i) and (ii) of Section 6.1(f) of the Credit Agreement.  The undersigned acknowledges that (a) in entering into the Credit Agreement, the Administrative Agent, the Lenders and the Issuing Banks are entitled to rely and have, in fact, relied upon the statements contained herein and (b) any successor or assign of the Administrative Agent, the Lenders and the Issuing Banks is entitled to rely upon the statements contained herein, such statements being made only as of the date hereof.

IN WITNESS WHEREOF, I hereunder subscribe my name effective as of the 28th day of April, 2010.

                            ____________________________________________
                            Secretary of Sierra Pacific Power Company d/b/a NV Energy,
                            a Nevada corporation

EXHIBIT F

SIERRA PACIFIC POWER COMPANY
d/b/a NV ENERGY

FORM OF MARK-TO-MARKET EXPOSURE CERTIFICATE

______, 201_

Reference is made to that certain Credit Agreement dated as of April 28, 2010 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among Sierra Pacific Power Company d/b/a NV Energy, a Nevada corporation (the “Borrower”), the Lenders and Issuing Banks from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and an Issuing Bank.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.  This Mark-to-Market Exposure Certificate is delivered pursuant to [Section 6.1(i)] [Section 8.1(b)(iii)] of the Credit Agreement.  The undersigned Responsible Officer of the Borrower hereby certified as follows:

1.	[No Aggregate Negative Mark-to Market Exposure exists as of [March 31, 2010] [the most recently ended calendar month.]

[Aggregate Negative Mark-to-Market Exposure as of [March 31, 2010] [the most recently ended calendar month] equals $___.]

2.
Schedule 1 hereto sets forth calculations of the Borrower’s Aggregate Negative Mark-to-Market Exposure or calculations demonstrating the absence of Aggregate Negative Mark-to-Market Exposure, as the case may be, as of [March 31, 2010] [the most recently ended calendar month].

IN WITNESS WHEREOF, the undersigned Responsible Officer of the Borrower has executed this Mark-to-Market Exposure Certificate as of the date first written above.

SIERRA PACIFIC POWER COMPANY d/b/a NV ENERGY, a Nevada corporation

By:  _____________________________________
Name:  ___________________________________
Title:    ___________________________________

SCHEDULE 1

Monthly Period End Date:  [_____], 201_
$ amounts actual

Lender or Lender Affiliate ISDA1
Counterparty	Interest Rate Mark-to-Market	Commodities Mark-to-Market	Netting2	Negative Mark-to-Market
	$[ ]	$[ ]	[Y/N]	$[ ]
	$[ ]	$[ ]	[Y/N]	$[ ]
	$[ ]	$[ ]	[Y/N]	$[ ]
	$[ ]	$[ ]	[Y/N]	$[ ]
	$[ ]	$[ ]	[Y/N]	$[ ]
	$[ ]	$[ ]	[Y/N]	$[ ]
	$[ ]	$[ ]	[Y/N]	$[ ]
	$[ ]	$[ ]	[Y/N]	$[ ]
	$[ ]	$[ ]	[Y/N]	$[ ]
	$[ ]	$[ ]	[Y/N]	$[ ]
	$[ ]	$[ ]	[Y/N]	$[ ]
Aggregate Negative Mark-to-Market Exposure3	$[ ]	$[ ]		$[ ]

 Indicate Negative Mark-to-Market by placing the dollar amount in parentheticals.

 Netting of exposure calculated in accordance with the terms of the Credit Agreement, which permits netting between two or more Hedge Agreements each by and between the Borrower and any Subsidiary, on the one hand, and the same legal entity (or any Affiliate thereof), on the other hand, that is contractually available to the Borrower or such Subsidiary.  For the avoidance of doubt, the Borrower and the Administrative Agent agree that netting between and among transactions within a Hedge Agreement is permitted (to the extent permitted by the terms of such Hedge Agreement).  Capitalized terms used but not defined in this footnote 1 shall have the meanings ascribed thereto in the Credit Agreement.

 Excludes netting across Counterparties.

SIERRA PACIFIC POWER COMPANY

Schedules to Credit Agreement, dated as of April 28, 2010, by and among Sierra Pacific Power Company, as Borrower, Bank of America, N.A., as Administrative Agent, Swingline Lender and an Issuing Bank and the Lenders and Issuing Banks party thereto.

SCHEDULE 1.1(A)                                           Existing Letters of Credit
SCHEDULE 1.1(B)                                           Commitments and Percentages
SCHEDULE 7.1(c)                                            Legal Name, Etc.
SCHEDULE 7.1(d)                                           Consents, Authorizations, Filings and Notices
SCHEDULE 7.1(f)                                            Material Litigation
SCHEDULE 7.1(p)                                           Subsidiaries
SCHEDULE 8.1(d)                                           Contractual Obligations, Compliance with Law
SCHEDULE 8.2(b)(vi)                                     Existing Liens
SCHEDULE 8.2(d)                                           Disposition of Property
SCHEDULE 8.2(g)                                          Affiliate Transactions
SCHEDULE 11.2                                             Certain Addresses for Notices; Applicable Lending Offices

1

Schedule 1.1(A)

Existing Letters of Credit

Issuing Bank	Beneficiary	No.	Date of Issue	Date of Expiry	Face Amount	Reason	Note

1) Union Bank of CA	NOVA Gas Transmission Ltd.	S300878M	6/1/07	5/29/10	$2,016,300.85	Transmission Deposit	Financial
2) Union Bank of CA	Gas Transmission NW Corp.	306S236768	2/6/06	5/28/10	$4,200,000	Transportation Service Agreement	Financial
3) Union Bank of CA	CA Independent System Operator Corp	306S237371	2/16/07	9/30/10	$100,000	Transmission Deposit	Financial
4) Union Bank of CA	Tuscarora Gas Transmission Company	306S237372	2/20/07	2/15/11	$6,000,000	Precedent Agreement	Financial
5) Union Bank of CA	California Power Exchange	S302891M	10/17/07	10/8/10	$2,000,000	Transmission Service Agreement	Performance
6) Union Bank of CA	Foothills Pipe Lines Ltd.	306S237451	5/4/07	4/30/10	$1,008,150.42	Transportation Service Agreement	Performance
7) Union Bank of CA	Idaho Power Company	S303788M	12/20/07	12/20/10	$500,000	Transmission Service Agreement	Performance
8) Union Bank of CA	SPPC Funding LLC	306S236219	3/7/05	3/7/11	$500,000	Servicing Agreement	Financial

2

Schedule 1.1(B)

Commitments and Percentages

Lender	Commitment	Percentage of Commitments
Bank of America, N.A.	$17,647,058.82	7.058823528%
Wells Fargo Bank, National Association	$17,647,058.82	7.058823528%
The Royal Bank of Scotland, plc	$17,647,058.82	7.058823528%
Deutsche Bank Trust Company Americas	$17,647,058.82	7.058823528%
JPMorgan Chase Bank, N.A.	$17,647,058.82	7.058823528%
Goldman Sachs Bank USA	$16,176,470.59	6.470588236%
UBS Loan Finance LLC	$16,176,470.59	6.470588236%
Barclays Bank PLC	$13,235,294.12	5.294117648%
Credit Suisse AG, Cayman Islands Branch	$13,235,294.12	5.294117648%
BNP Paribas	$11,764,705.88	4.705882352%
Citibank, N.A.	$11,764,705.88	4.705882352%
The Bank of New York Mellon	$11,764,705.88	4.705882352%
The Bank of Nova Scotia	$11,764,705.88	4.705882352%
Union Bank, N.A.	$11,764,705.88	4.705882352%

3

CIBC Inc.	$7,352,941.18	2.941176472%
PNC Bank, National Association	$7,352,941.18	2.941176472%
Société Générale	$7,352,941.18	2.941176472%
SunTrust Bank	$7,352,941.18	2.941176472%
The Northern Trust Company	$7,352,941.18	2.941176472%
U.S. Bank National Association	$7,352,941.18	2.941176472%
TOTAL	$250,000,000.00	100.000000000%

4

Schedule 7.1(c)

Legal Name, Etc.

Legal Name of Borrower:  Sierra Pacific Power Company
State of Incorporation:  Nevada
Chief Executive Office and Principal Place of Business:  6100 Neil Road, Reno, Nevada 89511
Jurisdictions in which Borrower is qualified to do business:  California
Federal Tax Identification Number:  88-0044418
Organizational Identification Number:  C63-1965

5

Schedule 7.1(d)

Consents, Authorizations, Filings and Notices

Order of the Public Utilities Commission of Nevada, Docket No. 09-07024, dated November 2, 2009.

6

Schedule 7.1(f)

Material Litigation

The litigation that is described in “Legal Proceedings” and Note 13 to the financial statements, in each case as included in the Borrower’s and NV Energy, Inc.’s Annual Report on Form 10-K and/or Form 10-K/A for the year ended December 31, 2009 and the Borrower’s Current Reports on Form 8-K filed on February 23, 2010 and March 15, 2010.

7

Schedule 7.1(p)

Subsidiaries

Company	State of Formation

Piñon Pine Company, LLC	Nevada

The Subsidiary listed above is a wholly-owned subsidiary of the Borrower.

Company	State of Incorporation/Formation
Piñon Pine Investment Company	Nevada
GPSF-B Piñon Pine Corporation	Delaware Nevada

Each of the Subsidiaries listed above are wholly-owned subsidiaries of Piñon Pine Company LLC.

8

Schedule 8.1(d)

Contractual Obligations, Compliance with Law

None.

9

Schedule 8.2(b)(vi)

Existing Liens

None.

10

Schedule 8.2(g)

Affiliate Transactions

1.
Portfolio Energy Credit (PEC) Pooling Arrangement between Nevada Power Company (“NPC”) and the Borrower (approved by Public Utilities Commission of Nevada in its Docket No. 09-04002 on October 7, 2008)

2.	NVE Insurance Company, Inc. (Board of Director’s resolutions May, 2009 and Articles of Incorporation October, 2009)

3.	Master Services Agreement between NPC, the Borrower and NV Energy, Inc. (December 23, 2009) as updated from time to time

4.	Any current or prospective related Purchase Power Agreements between NPC and the Borrower

5.	Ely Energy Center Memorandum of Understanding between NPC and the Borrower (May 2, 2006)

6.	Prospective Agreement or Public Utilities Commission of Nevada determination governing cost allocation and usage for ONLine between NPC and the Borrower

7.	Prospective vendor agreements and/or cost sharing agreement between NPC, the Borrower and/or NV Energy, Inc. in connection with the award of the Smart Grid Investment Grant in 2010

8.
Any prospective pooling arrangements to share spare generating station parts among the Borrower, NPC and third party vendors.  These arrangements shall be on fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.

9.
Memorandum of Understanding and Term Sheet among the Borrower, NPC and Great Basin Transmission, LLC regarding the ONLine Project.  This arrangement is on fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.

10.	The transfer of assets of Sierra Pacific Communications to the Borrower.

11

Schedule 11.2

Certain Addresses for Notices; Applicable Lending Offices

A.           CERTAIN ADDRESSES FOR NOTICES

1.  Address for Borrower:

Sierra Pacific Power Company
c/o Nevada Power Company
  d/b/a NV Energy
6226 West Sahara Avenue
Las Vegas, Nevada 89146
Attention:  E. Kevin Bethel, Interim Chief Financial Officer and Treasurer, or any duly appointed successor(s)
Copy to:  Joseph E. Orfano, Assistant Treasurer and Director of Capital Markets
Telephone: (702) 402-5622 (Bethel) or (702) 402-5722 (Orfano)
Facsimile:  (702) 402-0020 (Bethel) or (702) 402-2250 (Orfano)
Electronic mail: kbethel@nvenergy.com; jorfano@nvenergy.com
U.S. Taxpayer Identification Number: 88-0044418

with a copy (which shall not constitute notice) to:

Choate, Stewart & Hall LLP
Two International Place
Boston, Massachusetts 02110
Attention: Andrew J. Hickey, Esq.
Telephone: (617) 218-5267
Facsimile: (617) 248-4000

2.  Addresses for Administrative Agent and Swingline Lender:

Administrative Agent’s Office:
(for payments and Requests for Credit Extensions)

Bank of America, N.A.
901 Main Street
Mail Code: TX1-492-14-14
Dallas, Texas 75202-3714
Attention: Joseph Carelock
Telephone: (214) 209-1219
Facsimile: (214) 290-9414
Electronic mail: joseph.carelock@baml.com

Remittance Instructions:
Bank of America, N.A., Charlotte, NC
ABA #: 026-009-593, New York, NY
Account #: 1292000883
Attention: Corporate Credit Services, Dallas, Texas
Reference: Sierra Pacific Power Company

12

Other Notices as Administrative Agent:
(for financial statements, certificates, etc.)

Bank of America, N.A.
Agency Management
Bank of America Plaza
101 South Tryon Street
Mail Code: NC1-002-15-36
Charlotte, NC 28255-0001
Attention: William (Bill) A. Cessna
Telephone: (980) 388-1639
Facsimile: (704) 264-2501
Electronic mail: william.a.cessna@bankofamerica.com

Swingline Lender’s Office:

Bank of America, N.A.
901 Main Street
Mail Code: TX1-492-14-14
Dallas, Texas 75202-3714
Attention: Joseph Carelock
Telephone: (214) 209-1219
Facsimile: (214) 290-9414
Electronic mail: joseph.carelock@baml.com

Remittance Instructions:
Bank of America, N.A., Charlotte, NC
ABA #: 026-009-593, New York, NY
Account #: 1292000883
Attention: Corporate Credit Services, Dallas, Texas
Reference: Sierra Pacific Power Company

3.  Addresses for Issuing Banks:

a.           Bank of America, N.A.
Trade Operations
1 Fleet Way
Mail Code: PA6-580-02-30
Scranton, PA 18507
Attention: Mary J. Cooper
Telephone: (570)330-4235
Facsimile: (570) 330-4186
Electronic Mail: mary.j.cooper@bankofamerica.com

Remittance Instructions:
Bank of America, N.A. Charlotte, NC
ABA #: 026-009-593 New York, NY
Account #: 04535-883980
Attn: Scranton Standby

13

Reference: Sierra Pacific Power Company & Letter of Credit #

b.            Wells Fargo Bank, National Association
1525 W WT Harris Boulevard
Charlotte, NC 28262
Mail Code: NC0680
Telephone: (704) 590-2706
Facsimile: (704) 590-2790

c.           The Royal Bank of Scotland plc
600 Washington Boulevard
Stamford, CT 06901
Attention: Richard Emmich
Telephone: (203) 897-7619
Facsimile: (212) 401-1494

B.           APPLICABLE LENDING OFFICES

1.           Domestic Lending Offices

a.	Bank of America, N.A.
901 Main St
Mail Code: TX1-492-14-14
Dallas, TX 75202-3714
Attention: Joseph Carelock
Telephone:  (214) 209-1219
Facsimile:  (214) 290-9414
Electronic Mail: joseph.carelock@baml.com

Remittance Instructions:
Bank of America, N.A., Charlotte, NC
ABA #: 026-009-593, New York, NY
Account #: 1292000883
Attn: Corporate Credit Services, Dallas, TX
Reference: Sierra Pacific Power Company

b.	Wells Fargo Bank, National Association
1525 W WT Harris Boulevard
Charlotte, NC 28262
Mail Code: NC0680
Attention: Syndication Agency Services
Telephone: (704) 590-2706
Facsimile: (704) 590-2790

Remittance Instructions:
Wachovia Bank
ABA # : 121-000-248
Account # : 029-6950720
Name: MEMSYN/Commercial Banking Service Center
Reference: Sierra Pacific Power

14

c.	The Royal Bank of Scotland plc
600 Washington Boulevard
Stamford, CT 06901
Attention: Nagarajan Seshadri
Telephone: (312) 338-7330
Facsimile: (203) 873-5019
                Electronic Mail: nagarajan.krishnaswamy.seshadri@rbs.com

Remittance Instructions:
JP Morgan Chase, New York, New York
ABA # : 021000021
Account # : 802906651
Name: Comm. Loans
Reference: Sierra Pacific Power Co

d.             Barclays Bank PLC
745 7th Avenue
New York, NY 10019
Attention: Tunde Malomo
Telephone: (201) 499-9072
Facsimile: (917) 522-0568
Electronic Mail: xrausloanops4@barclayscapital.com

Remittance Instructions:
Barclays Bank PLC
ABA #: 026002574
Account #: 050-019104
Name: Clad Control Account
Reference: Nevada Energy

e.             BNP Paribas
787 Seventh Avenue
New York, NY 10019
Attention: Luis Monanti
Telephone: (201) 850-6618
Facsimile: (201) 850-4020
Electronic Mail: luis.montanti@americas.bnparibas.com

Remittance Instructions:
BNP Paribas, New York, NY
ABA #: 026-007-689
Account #: 103-130-00103
Name: BNPP, Loan Servicing Clearing Account
Reference: Sierra Pacific Power Company

f.              The Bank of New York Mellon
6023 Airport Road
Oriskany, NY 13424
Attention: Commercial Loan Department- Melissa M. Morgan
Telephone: (315) 765-4277

15

Facsimile: (315) 765-4537
Electronic Mail: Melissa.m.morgan@bnymellon.com

Remittance Instructions:
The Bank of New York Mellon, Oriskany, NY
ABA #: 21000018
Account #: GLA 11556
Name: Commercial Loan Department- Melissa M. Morgan
Reference: NV Energy- Sierra Pacific Power

g.             Citibank, N.A.
388 Greenwich Street
New York, NY 10013
Attention: Vince Napoli
Telephone: (302) 894-6052
Facsimile: (212) 994-0847
Electronic Mail: GLOriginationsOps@citigroup.com

Remittance Instructions:
Citibank, N.A., New York, NY
ABA #: 021000089
Account #: 4078-4524
Name: SSB
Reference: NV Energy Revolving Credit Facility

h.             Credit Suisse AG, Cayman Islands Branch
Eleven Madison Avenue
New York, NY 10010
Attention: Lillian Cortes
Telephone: (212) 325-9042
Facsimile: (212) 743-2375
Electronic Mail: Lillian.cortes@credit-suisse.com

Remittance Instructions:
The Bank of New York, New York, NY
ABA #: 021 000 018
Account #: 890-0492-627
Name: CS Agency Cayman
Reference: NV Energy

i.              Deutsche Bank Trust Company Americas
60 Wall Street
New York, NY 10005
Attention: Casey Farmer
Telephone: (904) 527-6537
Facsimile: (904) 494-6836
Electronic Mail: Casey.farmer@db.com

Remittance Instructions:
Deutsche Bank Trust Company Americas, New York, NY
ABA #: 021001033

16

Account #: 99401268
Name: Commercial Loan Division
Reference: Sierra Pacific Power Company

j.              Goldman Sachs Bank USA
200 West Street
New York, NY 10282
Attention: Andrew Caditz
Telephone: (212) 902-1099
Facsimile: (917) 966-3966
Electronic Mail: gs-sbd-admin-contacts@ny.email.gs.com
**Remit all notices to Facsimile number

Remittance Instructions:
Citibank, N.A., New York
ABA #: 021000089
Account #: 30627664
Name: Goldman Sachs Bank USA

k.             JPMorgan Chase Bank, N.A.
10 South Dearborn
Mail Code IL1-0010
Chicago, IL 60603
Attention: Non-Agented Servicing Team
Telephone: (312) 385-7072
Facsimile: (312) 256-2608
Electronic Mail: cls.chicago.non.agented.servicing@chase.com

Remittance Instructions:
JPMorgan Chase Bank, N.A., Chicago, IL
ABA #: 021000021
Account #: 9008113381C3383
Name: Loan Processing DP
Reference: Sierra Pacific Power Company

l.              The Northern Trust Company
50 S. LaSalle Street
Chicago, IL 60675
Attention: Sharon Jackson
Telephone: (312) 630-1609
Facsimile: (312) 630-1566
Electronic Mail: smj@ntrs.com

Remittance Instructions:
The Northern Trust Bank
ABA #: 071000152
Account #: 5186401000
Name: Commercial Loan Dept.
Reference: NV Energy

m.            PNC Bank, National Association

17

249 Fifth Avenue
Pittsburgh, PA 15222
Attention: Maja Kuljic
Telephone: (440) 546-7364
Facsimile: (866) 641-2747
Electronic Mail: Maja.Kuljic@pnc.com

Remittance Instructions:
PNC Bank NA, Pittsburgh, PA
ABA #: 043000096
Account #: 130760016803
Name: Commercial Loans Operations
Reference: Sierra Pacific Power Company

n.             Société Générale
1221 Avenue of the Americas
New York, NY 10020
Attention: Grace Lai
Telephone: (201) 839-8445
Facsimile: (201) 839-8117
Electronic Mail: grace.lai@sgcib.com

Remittance Instructions:
Société Générale, New York Branch
ABA #: 026004226
Account #: 9051422
Name: Loan Servicing Group
Reference: Sierra Pacific Power Company

o.            U.S. Bank National Association
461 Fifth Avenue
New York, NY
Attention: Cindy Hanks
Telephone: (503) 275-8188
Facsimile: (503) 973-6900
Electronic Mail: Complex.credits.portland@usbank.com

Remittance Instructions:
U.S. Bank National Association, Portland Oregon
ABA #: 123000220
Account #: 00340012160600
Name: Complex Credits Dept.
Reference: NV Energy

p.             SunTrust Bank
303 Peachtree St.
Atlanta, GA 30308
Attention: Nicole Barry
Telephone: (404) 658-4777
Facsimile: (404) 558-4401
Electronic Mail: Nicole.d.barry@suntrust.com

18

Remittance Instructions:
SunTrust Bank, Atlanta, GA
ABA #: 061000104
Account #: 9088000112
Name: Wire Clearing
Reference: NV Energy

q.             Union Bank, N.A.
Commercial Loan Operations
1980 Saturn St.
Monterey Park, CA 91754
Attention: Maria Suncin
Telephone: (323) 720-2870
Facsimile: (800) 446-9951
Electronic Mail: #closynd@unionbank.com

Remittance Instructions:
Union Bank, N.A.
ABA #: 122-000-496
Account #: 77070-196431
Name: Wire Transfer Clearing CLO
Reference: Sierra Pacific Power Company

r.              The Bank of Nova Scotia
One Liberty Plaza
New York, NY 10006
Attention: Vesna Vukelich
Telephone: (212) 225-5705
Facsimile: (212) 225-5709
Electronic Mail: Vesna_Vukelich@scotiacapital.com

Remittance Instructions:
The Bank of Nova Scotia New York Agency
(Swift Code: NOSCUS33)
ABA #: 026-002532
Account #: 2308363CORBK77
Name: Loan Operations
Reference: Nevada Power Energy

s.             UBS Loan Finance, LLC
677 Washington Blvd.
Stamford, CT 06901
Attention: Heidi Benalcazar
Telephone: (203) 719-3158
Facsimile: (203) 719-3888
Electronic Mail: Heidi.benalcazar@ubs.com

Remittance Instructions:
UBS Loan Finance, LLC, Stamford, CT
ABA #: 026007993

19

Account #: WA-894001-001
Name: BPS Loan Finance Acct.
Reference: NV Energy- Nevada Power

t.              CIBC Inc.
425 Lexington Avenue, 4th Floor
New York, NY 10017
Attention: Angela Tom
Telephone: (416) 542-4446
Facsimile: (905) 948- 1934
Email: Angela.Tom@cibc.com

Remittance Instructions:
Bank of New York
ABA #: 021-000-018
Account #: 890-0331-046
Name: Account CIBC New York
Reference: Nevada Power Company

2.           Eurodollar Lending Offices

a.	Bank of America, N.A.
901 Main St
Mail Code: TX1-492-14-14
Dallas, TX 75202-3714
Attention: Joseph Carelock
Telephone:  (214) 209-1219
Facsimile:  (214) 290-9414
Electronic Mail: joseph.carelock@baml.com

Remittance Instructions:
Bank of America, N.A., Charlotte, NC
ABA #: 026-009-593, New York, NY
Account #: 1292000883
Attn: Corporate Credit Services, Dallas, TX
Reference: Sierra Pacific Power Company

b.	Wells Fargo Bank, National Association
1525 W WT Harris Boulevard
Charlotte, NC 28262
Mail Code: NC0680
Attention: Syndication Agency Services
Telephone: (704) 590-2706
Facsimile: (704) 590-2790

Remittance Instructions :
Wachovia Bank
ABA # : 053000219, Charlotte, NC
Acct # : 01459670001944
Name: Agency Services Syndicated Clearing Acct
Reference: Sierra Pacific Power

20

c.             The Royal Bank of Scotland plc
600 Washington Boulevard
Stamford, CT 06901
Attention: Nagarajan Seshadri
Telephone: (312) 338-7330
Facsimile: (203) 873-5019
Electronic Mail: nagarajan.krishnaswamy.seshadri@rbs.com

Remittance Instructions:
JP Morgan Chase, New York, New York
ABA # : 021000021
Account #: 802906651
Name: Comm. Loans
Reference: Sierra Pacific Power Co

d.             Barclays Bank PLC
745 7th Avenue
New York, NY 10019
Attention: Tunde Malomo
Telephone: (201) 499-9072
Facsimile: (917) 522-0568
Electronic Mail: xrausloanops4@barclayscapital.com

Remittance Instructions:
Barclays Bank PLC
ABA #: 026002574
Account #: 050-019104
Name: Clad Control Account
Reference: Nevada Energy

e.             BNP Paribas
787 Seventh Avenue
New York, NY 10019
Attention: Luis Monanti
Telephone: (201) 850-6618
Facsimile: (201) 850-4020
Electronic Mail: luis.montanti@americas.bnparibas.com

Remittance Instructions:
BNP Paribas, New York, NY
ABA #: 026-007-689
Account #: 103-130-00103
Name: BNPP, Loan Servicing Clearing Account
Reference: Sierra Pacific Power Company

f.              The Bank of New York Mellon
6023 Airport Road
Oriskany, NY 13424
Attention: Commercial Loan Department- Melissa M. Morgan
Telephone: (315) 765-4277

21

Facsimile: (315) 765-4537
Electronic Mail: Melissa.m.morgan@bnymellon.com

Remittance Instructions:
The Bank of New York Mellon, Oriskany, NY
ABA #: 21000018
Account #: GLA 11556
Name: Commercial Loan Department- Melissa M. Morgan
Reference: NV Energy- Sierra Pacific Power

g.            Citibank, N.A.
388 Greenwich Street
New York, NY 10013
Attention: Vince Napoli
Telephone: (302) 894-6052
Facsimile: (212) 994-0847
Electronic Mail: GLOriginationsOps@citigroup.com

Remittance Instructions:
Citibank, N.A., New York, NY
ABA #: 021000089
Account #: 4078-4524
Name: SSB
Reference: NV Energy Revolving Credit Facility

h.            Credit Suisse AG, Cayman Islands Branch
Eleven Madison Avenue
New York, NY 10010
Attention: Lillian Cortes
Telephone: (212) 325-9042
Facsimile: (212) 743-2375
Electronic Mail: Lillian.cortes@credit-suisse.com

Remittance Instructions:
The Bank of New York, New York, NY
ABA #: 021 000 018
Account #: 890-0492-627
Name: CS Agency Cayman
Reference: NV Energy

i.              Deutsche Bank Trust Company Americas
60 Wall Street
New York, NY 10005
Attention: Casey Farmer
Telephone: (904) 527-6537
Facsimile: (904) 494-6836
Electronic Mail: Casey.farmer@db.com

Remittance Instructions:
Deutsche Bank Trust Company Americas, New York, NY
ABA #: 021001033

22

Account #: 99401268
Name: Commercial Loan Division
Reference: Sierra Pacific Power Company

j.              Goldman Sachs Bank USA
200 West Street
New York, NY 10282
Attention: Andrew Caditz
Telephone: (212) 902-1099
Facsimile: (917) 966-3966
Electronic Mail: gs-sbd-admin-contacts@ny.email.gs.com
**Remit all notices to Facsimile number

Remittance Instructions:
Citibank, N.A., New York
ABA #: 021000089
Account #: 30627664
Name: Goldman Sachs Bank USA

k.             JPMorgan Chase Bank, N.A.
10 South Dearborn
Mail Code IL1-0010
Chicago, IL 60603
Attention: Non-Agented Servicing Team
Telephone: (312) 385-7072
Facsimile: (312) 256-2608
Electronic Mail: cls.chicago.non.agented.servicing@chase.com

Remittance Instructions:
JPMorgan Chase Bank, N.A., Chicago, IL
ABA #: 021000021
Account #: 9008113381C3383
Name: Loan Processing DP
Reference: Sierra Pacific Power Company

l.              The Northern Trust Company
50 S. LaSalle Street
Chicago, IL 60675
Attention: Sharon Jackson
Telephone: (312) 630-1609
Facsimile: (312) 630-1566
Electronic Mail: smj@ntrs.com

Remittance Instructions:
The Northern Trust Bank
ABA #: 071000152
Account #: 5186401000
Name: Commercial Loan Dept.
Reference: NV Energy

m.            PNC Bank NA

23

249 Fifth Avenue
Pittsburgh, PA 15222
Attention: Maja Kuljic
Telephone: (440) 546-7364
Facsimile: (866) 641-2747
Electronic Mail: Maja.Kuljic@pnc.com

Remittance Instructions:
PNC Bank NA, Pittsburgh, PA
ABA #: 043000096
Account #: 130760016803
Name: Commercial Loans Operations
Reference: Sierra Pacific Power Company

n.             Société Générale
1221 Avenue of the Americas
New York, NY 10020
Attention: Grace Lai
Telephone: (201) 839-8445
Facsimile: (201) 839-8117
Electronic Mail: grace.lai@sgcib.com

Remittance Instructions:
Société Générale, New York Branch
ABA #: 026004226
Account #: 9051422
Name:  Loan Servicing Group
Reference: Sierra Pacific Power Company

o.             U.S. Bank National Association
461 Fifth Avenue
New York, NY
Attention: Cindy Hanks
Telephone: (503) 275-8188
Facsimile: (503) 973-6900
Electronic Mail: Complex.credits.portland@usbank.com

Remittance Instructions:
U.S. Bank National Association, Portland Oregon
ABA #: 123000220
Account #: 00340012160600
Name: Complex Credits Dept.
Reference: NV Energy

p.             SunTrust Bank
303 Peachtree St.
Atlanta, GA 30308
Attention: Nicole Barry
Telephone: (404) 658-4777
Facsimile: (404) 558-4401
Electronic Mail: Nicole.d.barry@suntrust.com

24

Remittance Instructions:
SunTrust Bank, Atlanta, GA
ABA #: 061000104
Account #: 9088000112
Name: Wire Clearing
Reference: NV Energy

q.            Union Bank, N.A.
Commercial Loan Operations
1980 Saturn St.
Monterey Park, CA 91754
Attention: Maria Suncin
Telephone: (323) 720-2870
Facsimile: (800) 446-9951
Electronic Mail: #closynd@unionbank.com

Remittance Instructions:
Union Bank, N.A.
ABA #: 122-000-496
Account #: 77070-196431
Name: Wire Transfer Clearing CLO
Reference: Sierra Pacific Power Company

r.             The Bank of Nova Scotia
One Liberty Plaza
New York, NY 10006
Attention: Vesna Vukelich
Telephone: (212) 225-5705
Facsimile: (212) 225-5709
Electronic Mail: Vesna_Vukelich@scotiacapital.com

Remittance Instructions:
The Bank of Nova Scotia New York Agency
(Swift Code: NOSCUS33)
ABA #: 026-002532
Account #: 2308363CORBK77
Name: Loan Operations
Reference: Sierra Pacific Power Energy

s.             UBS Loan Finance, LLC
677 Washington Blvd.
Stamford, CT 06901
Attention: Heidi Benalcazar
Telephone: (203) 719-3158
Facsimile: (203) 719-3888
Electronic Mail: Heidi.benalcazar@ubs.com

Remittance Instructions:
UBS Loan Finance, LLC, Stamford, CT
ABA #: 026007993

25

Account #: WA-894001-001
Name: BPS Loan Finance Acct.
Reference: NV Energy- Sierra Pacific Power

t.              CIBC Inc.
425 Lexington Avenue, 4th Floor
New York, NY 10017
Attention: Angela Tom
Telephone: (416) 542-4446
Facsimile: (905) 948- 1934
Email: Angela.Tom@cibc.com

Remittance Instructions:
Bank of New York
ABA #: 021-000-018
Account #: 890-0331-046
Name: Account CIBC New York
Reference: Sierra Pacific Power Company

26